EXECUTION COPY

EXHIBIT 2.1

                   AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of May 10, 2007
(this "Agreement"), among First Keystone Corporation ("Parent"),
First Keystone National Bank ("Parent Bank") and Pocono
Community Bank ("Pocono").

                             RECITALS

A. POCONO. Pocono is a Pennsylvania banking institution, having its principal place of business in Stroudsburg, Pennsylvania.

B. PARENT. Parent is a Pennsylvania corporation, having its principal place of business in Berwick, Pennsylvania.

C. PARENT BANK. Parent Bank is a national banking association, having its principal place of business in Berwick, Pennsylvania and is a wholly-owned subsidiary of Parent.

D. INTENTION OF THE PARTIES. It is the intention of the parties to this Agreement that the Merger provided for herein be treated as a "reorganization" under Section 368(a) of the Code and this Agreement constitutes a "plan of reorganization" within the meaning of Section 1.368-1(c) of the Treasury Regulations.

E. EMPLOYMENT AGREEMENT. As a condition and inducement to each Parent, Parent Bank, and Pocono to enter into this Agreement, Parent and Parent Bank have entered into an Acknowledgement and Release in the form of Annex A, an Employment Agreement in the form of Annex B, and a Consulting Agreement in the form of Annex C with John G. Gerlach.

F. DIRECTOR AGREEMENTS. As a condition and inducement to Parent to enter into this Agreement, the directors of Pocono are concurrently executing an Affiliates Letter in the form of Annex D, a Voting Agreement in the form of Annex E, a Non-Competition and Non-Solicitation Agreement in the form of Annex F, the Stock Option and Warrant Cancellation Agreement in the form of Annex G, and the Pocono Option and Pocono Warrant Standstill Agreement in the form of Annex H.

G.  BOARD ACTION.  The respective Boards of Directors of Parent,
Parent Bank and Pocono have determined that it is in the best interests of their respective companies and their shareholders to consummate the Merger provided for herein.

     NOW, THEREFOR, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein and intending to be legally bound hereby the parties agree as follows:

                                             EXECUTION COPY


                            ARTICLE I

                       CERTAIN DEFINITIONS

1.1 CERTAIN DEFINITIONS. The following terms are used in this Agreement with the meanings set forth below:

     "Acquisition Proposal" has the meaning set forth in Section
6.8(e)(i).

     "Affiliate" has the meaning set forth in Section 3.4(h) and in Section 6.7.

     "Affiliate Letter" has the meaning set forth in Section
6.7.

     "Agreement" means this Agreement, as amended or modified from time to time in accordance with Section 9.2.

     "Approval Recommendation" has the meaning set forth in
Section 6.2.

     "Average Closing Price" means the arithmetic average of the per share last prices for Parent Common Stock as quoted on the OTC Bulletin Board, calculated to four decimal places, for each of the twenty consecutive trading days ending on and including the fifth such trading day prior to the specified date rounded to the nearest whole cent. For the purposes of this Agreement, the last price for each day shall be the last price as quoted as of the end of a trading day on www.otcbb.com.

     "Bank Insurance Fund" means the Bank Insurance Fund maintained by the FDIC.

     "Bank Regulatory Authority" means the Federal Reserve Board, the OCC, the FDIC, the Department and any other state or federal bank regulatory agency charged with the supervision or regulation of Pocono, Parent or Parent Bank or the insurance of the deposits of Pocono or Parent Bank.

     "Bank Secrecy Act" means the Bank Secrecy Act of 1970, as amended.

     "Banking Code" means the Pennsylvania Banking Code of 1965, as amended.

     "Benefit Plans" has the meaning set forth in Section
5.3(l)(i).

     "Break-up Fee" has the meaning set forth in Section 6.8(f).

     "Business Day" means Monday through Friday of each week, except a legal holiday recognized as such by the U.S. Government or any day on which banking institutions in the Commonwealth of Pennsylvania are authorized or obligated to close.

     "Cash Amount" means that portion of the Merger
Consideration not consisting of Parent Common Stock.

                                             EXECUTION COPY



     "Cash Election" has the meaning set forth in Section
3.3(a).

     "Cash Proration Factor" has the meaning set forth in
Section 3.3(c)(ii)(C).

     "Certificate" means any certificate that immediately prior to the Effective Time represented shares of Pocono Common Stock.

     "Change in Pocono Recommendation" has the meaning set forth in Section 6.8(b).

     "Closing" and "Closing Date" have the meanings set forth in
Section 2.2(b).

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Combination Cash Election" has the meaning set forth in
Section 3.3(a).

     "Combination Stock Election" has the meaning set forth in
Section 3.3(a).

     "Community Reinvestment Act" means the Community
Reinvestment Act of 1977, as amended.

     "Confidentiality Agreement" has the meaning set forth in
Section 6.6(c).

     "Department" means the Pennsylvania Department of Banking.

     "Derivatives Contract" has the meaning set forth in Section
5.3(p).

     "Determination Date" means the date on which the last required Bank Regulatory Authority and the approval of this Agreement by the Pocono shareholders is obtained with respect to the Transaction, without regard to a requisite waiting period.

     "Disclosure Schedule" has the meaning set forth in Section
5.1.

     "Dissenting Shares" means shares of Pocono Common Stock as to which appraisal rights are perfected under Section 215a of the National Bank Act, or applicable law.

     "DOL" means the Department of Labor.

     "Effective Date" has the meaning set forth in Section
2.2(a).

     "Effective Time" has the meaning set forth in Section
2.2(a).

     "Election" has the meaning set forth in Section 3.3(a).

     "Election Deadline" has the meaning set forth in Section
3.3(b).

     "Election Form" has the meaning set forth in Section
3.3(a).

                                             EXECUTION COPY


     "Election Form Record Date" has the meaning set forth in
Section 3.3(a).

     "Employees" has the meaning set forth in Section 5.3(l)(i).

     "Environmental Laws" has the meaning set forth in Section
5.3(n)(i).

     "Equal Credit Opportunity Act" means the Equal Credit
Opportunity Act, as amended.

     "Equity Investment" means (i) an Equity Security, (ii) any ownership interest in any company or other entity, any membership interest that includes a voting right in any company or other entity or any interest in real estate or (iii) any investment or transaction that in substance falls into any of these categories even though it may be structured as some other form of investment or transaction.

     "Equity Security" means any stock (other than adjustable rate preferred stock, money market (auction rate) preferred stock or other instrument determined by the OCC to have the character of debt securities), certificate of interest or participation in any profit sharing agreement, collateral trust certificate, preorganization certificate or subscription, transferable share, investment contract, or voting trust certificate; any security convertible into such a security; any security carrying any warrant or right to subscribe to or purchase any such security and any certificate of interest or participation in, any temporary or interim certificate for or receipt for any of the foregoing.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" has the meaning set forth in Section
5.3(l)(iii).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

     "Exchange Agent" means the Parent Bank which shall effect the exchange of Pocono Common Stock for Parent Common Stock and/or cash.

     "Exchange Fund" has the meaning set forth in Section
3.4(a).

     "Exchange Ratio" shall mean 0.8944, subject to adjustment pursuant to Section 3.5.

     "Fair Housing Act" means the Fair Housing Act, as amended.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "Federal Reserve Act" means the Federal Reserve Act, as amended.

                                             EXECUTION COPY


     "Federal Reserve Board" means the Board of Governors of the Federal Reserve System.

     "GAAP" means generally accepted accounting principles and practices as in effect from time to time in the United States.

     "Governmental Authority" means any federal, state or local court, administrative agency or commission or other governmental authority or instrumentality.

     "Hazardous Substance" has the meaning set forth in Section
5.3(n)(ii).

     "Home Mortgage Disclosure Act" means the Home Mortgage
Disclosure Act, as amended.

     "Indemnified Parties" and "Indemnifying Party" have the meanings set forth in Section 6.10(a).

     "Index Closing Price" means the weighted average (which weights have been determined based upon relative market capitalization as of the Starting Date) of closing sales prices per share of the companies comprising of the Index Group for each of the 20 consecutive trading days ending on and including the second such trading day prior to the Determination Date rounded to the nearest whole cent.

     "Index Group" means the banks or bank holding companies listed on Exhibit 1 hereto, the common stocks of all of which shall be publicly traded, provided however, that there shall not have been since the Starting Date and before the Determination Date, any public announcement of a proposal for such company to be acquired or for such company to acquire another company or companies; if so, such company shall be removed from the Index Group. In the event that any such company or companies are removed from the Index Group, the respective weightings of the companies remaining in the Index Group shall be adjusted for purposes of determining the Index Price and the Starting Date Index Price shall be redetermined with respect to the reconstituted Index Group.

     Index Ratio" has the meaning set forth in Section
8.1(h)(ii).

     "Insurance Policies" has the meaning set forth in Section
5.3(v).

     "IRS" means the Internal Revenue Service.

     "Liens" means any charge, mortgage, pledge, security interest, restriction, claim, lien or encumbrance.

     "Loans" has the meaning set forth in Section 4.1(q).

     "Mailing Date" has the meaning set forth in Section 3.3(a).

                                             EXECUTION COPY


     "Material Adverse Effect" means, with respect to Parent or Pocono any effect that (i) is material and adverse to the financial position, results of operations or business of Parent and its Subsidiaries taken as a whole or Pocono, as the case may be, or (ii) would materially impair the ability of any of Parent and its Subsidiaries or Pocono to perform their respective obligations under this Agreement or otherwise materially impede the consummation of the Transaction; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (a) changes after the date hereof in banking and similar laws of general applicability or interpretations thereof by Governmental Authorities, (b) changes after the date hereof in GAAP or regulatory accounting requirements applicable to banks, federal savings institutions and their holding companies generally, (c) changes after the date hereof in general economic or market conditions affecting banks and their holding companies generally, including changes in interest rates, (d) public disclosure of the Transaction contemplated hereby, (e) costs incurred in connection with the Transaction including, without limitation, change in control and severance payments, as disclosed herein on the Pocono Disclosure Schedules, investment banking fees, legal fees, accounting fees and printing costs, in each case in accordance with GAAP and (f) any action or omission of Pocono or Parent taken with the prior consent of the other or as otherwise contemplated by this Agreement in connection with the consummation of the Transaction. Provided, however, that a Material Adverse Effect with respect to Pocono would be deemed to have occurred if expenditures on the construction or contractual commitments with respect to the Swiftwater Branch exceed or are reasonable likely to exceed One Million Two Hundred Fifty Thousand Dollars ($1,250,000).

     "Material Contract" has the meaning set forth in Section
5.3(j)(i).

     "Merger" has the meaning set forth in Section 2.1(a).

     "Merger Consideration" means the number of whole shares of Parent Common Stock, cash or a combination thereof, plus cash in lieu of any fractional share interest into which shares of Pocono Common Stock shall be converted pursuant to the provisions of Article III.

     "National Bank Act" means the National Bank Act, as amended.

     "National Labor Relations Act" means the National Labor
Relations Act, as amended.

     "OCC" means the Office of the Comptroller of the Currency.

     "Option Consideration" shall have the meaning set forth in
Section 3.8.(a).

     "OREO" means other real estate owned.

     "Parent" has the meaning set forth in the preamble to this Agreement.

                                             EXECUTION COPY


     "Parent Articles" means the Articles of Incorporation of Parent, as amended.

     "Parent Bank" has the meaning set forth in the preamble to this Agreement.

     "Parent Bank Board" means the Board of Directors of Parent
Bank.

     "Parent Board" means the Board of Directors of Parent.

     "Parent Benefit Plans" has the meaning set forth in Section
6.11(a).

     "Parent Common Stock" means the common stock, $2.00 par value per share, of Parent.

     "Parent Option" means an option to purchase Parent Common
Stock.

     "Parent Preferred Stock" means the preferred stock, $10.00 par value per share, of Parent.

     "Parent Ratio" has the meaning set forth in Section
8.1(h)(ii).

     "Parent Regulatory Authorities" has the meaning set forth in Section 5.4(i)(i).

     "Payment Event" has the meaning set forth in Section
6.8(g).

     "PBCL" means the Pennsylvania Business Corporation Law of
1988, as amended.

     "Pension Plan" has the meaning set forth in Section
5.3(l)(ii).

     "Person" means a natural person or any legal, commercial, or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, a common enterprise, or any person acting in a representative capacity.

     "Pocono" has the meaning set forth in the preamble to this Agreement.

     "Pocono Advisory Board" has the meaning set forth in
Section 6.16(b).

     "Pocono Articles" means the Articles of Incorporation of Pocono, as amended.

     "Pocono Board" means the Board of Directors of Pocono.

     "Pocono Bylaws" means the Bylaws of Pocono, as amended.

     "Pocono Common Stock" means the common stock, par value
$2.50 per share, of Pocono.

                                             EXECUTION COPY


     "Pocono Financial Reports" has the meaning set forth in
Section 5.3.

     "Pocono Group" means any "affiliated group", as defined in
Section 1504(a) of the Code without regard to the limitations contained in Section 1504(b) of the Code, that includes Pocono or any predecessor of or any successor to Pocono, or to another such predecessor or successor.

     "Pocono Insiders" means the officers, directors and 10% or greater shareholders of Pocono.

     "Pocono Loan Property" has the meaning set forth in Section
5.3(n)(i).

     "Pocono Meeting" has the meaning set forth in Section 6.2.

     "Pocono Options" means the option, right, or contract to acquire Pocono Common Stock.

     "Pocono Option Holder" means the owners of any and all outstanding Pocono Options.

     "Pocono Parent and Parent Bank Board Designees" has the meaning set forth in Section 6.12.

     "Pocono Preferred Stock" means the preferred stock, par value $5.00 per share, of Pocono.

     "Pocono Regulatory Authorities" has the meaning set forth in Section 5.3(h)(i).

     "Pocono Stock Option Plan" means Pocono's Non-Qualified
Stock Option Plan as set forth on Schedule 3.8(a).

     "Pocono Warrants" means the warrants to acquire Pocono
Common Stock.

     "Pocono Warrant Holder" means the owners of any and all outstanding Pocono Warrants.

     "Previously Disclosed" by a party shall mean information set forth in a section of its Disclosure Schedule corresponding to the section of this Agreement where such term is used.

     "Price Per Share" means $16.10.

     "Proxy Statement" has the meaning set forth in Section
6.3(a).

     "Registration Statement" has the meaning set forth in
Section 6.3(a).

     "Representatives" has the meaning set forth in Section
6.8(a).

                                             EXECUTION COPY


     "Required Vote" has the meaning set forth in Section
5.3(d).

     "Rights" means, with respect to any Person, warrants, options, rights, convertible securities and other arrangements or commitments that obligate the Person to issue or dispose of any of its common stock or other ownership interests.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

     Securities Documents" has the meaning set forth in 5.4(g)(i).

     "Starting Date" means the trading day on the Business Day immediately preceding the day on which the parties publicly announced the signing of this Agreement.

     "Starting Index Price" means the closing price of the Index
Group on the Starting Date.

     "Stock Amount" means 932,277 shares of Parent Common Stock subject to adjustment pursuant to Sections 3.3 and 3.5.
Provided, however, Parent may chose to increase the Stock Amount in order for the Merger to qualify as a reorganization under
Section 368(a) of the Code.

     "Stock Election" has the meaning set forth in Section
3.3(a).

     "Stock Proration Factor" has the meaning set forth in
Section 3.3(c)(i)(C).

     "Subsidiary" has the meaning ascribed thereto in Rule 1-02 of Regulation S-X of the SEC.

     "Superior Proposal" has the meaning set forth in Section
6.8(e)(ii).

     "Surviving Bank" has the meaning set forth in Section
2.1(a).

     "Swiftwater Branch" means the current Pocono branch under construction located at Route No. 611, Swiftwater, Pennsylvania.

     "Tax" and "Taxes" mean all federal, state, local or foreign income, gross income, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, custom duties, unemployment or other taxes of any kind whatsoever, together with any interest, additions or penalties thereto and any interest in respect of such interest and penalties.

                                             EXECUTION COPY


     "Tax Returns" means any return, declaration or other report
(including elections, declarations, schedules, estimates and information returns) with respect to any Taxes.

     "Third Party" has the meaning set forth in Section
6.8(g)(iv).

     "Transaction" means the Merger and any other transactions contemplated by this Agreement.

     "Treasury Shares" means shares of Pocono Common Stock held by Pocono or by Parent, or any of its Subsidiaries other than in a fiduciary, including custodial or agency, capacity or as a result of debts previously contracted in good faith.

     "Undesignated Shares" has the meaning set forth in Section
3.3(a).

     "Warrant Consideration" has the meaning set forth in
Section 3.8(b).

                            ARTICLE II

                            THE MERGER

2.1  THE MERGER.

     (a) THE MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time, Pocono shall merge with and into Parent Bank in accordance with the applicable laws of the United States and the Commonwealth of Pennsylvania (the "Merger"), the separate corporate existence of Pocono shall cease and Parent Bank shall survive and continue to exist as a national banking association (Parent Bank, as the surviving corporation in the Merger, sometimes being referred to herein as the "Surviving Bank").

     (b) NAME AND MAIN OFFICE. The name of the Surviving Bank shall be "First Keystone National Bank". The main office of the Surviving Bank shall be the main office of Parent Bank immediately prior to the Effective Time. All branch offices of Pocono and Parent Bank that were in lawful operation immediately prior to the Effective Time shall be the branch offices of the Surviving Bank upon consummation of the Merger, subject to the opening or closing of any offices that may be authorized by Pocono and Parent Bank. Schedule 2.1 hereto contains a list of each of the deposit taking offices of Pocono and Parent Bank that shall be operated by the Surviving Bank, subject to the opening or closing of any offices that may be authorized by Pocono, Parent Bank, the OCC, the FDIC and the Department after the date hereof.

     (c) CHARTER AND BYLAWS. The charter and bylaws of the Surviving Bank immediately after the Merger shall be the charter and the bylaws of Parent Bank as in effect immediately prior to the Merger, in each case until thereafter amended in accordance with applicable law.

                                             EXECUTION COPY


     (d) DIRECTORS AND EXECUTIVE OFFICERS OF THE SURVIVING BANK. The directors of the Surviving Bank immediately after the Merger shall be the directors of Parent Bank immediately prior to the Merger. The executive officers of the Surviving Bank immediately after the Merger shall be the executive officers of Parent Bank immediately prior to the Merger, each of whom shall serve until such time as their successors shall be duly appointed and qualified.

     (e)  EFFECT ON SHARES OF STOCK.

          (i) Each share of Parent Bank Common Stock issued and outstanding immediately prior to the Effective Time shall be unchanged and shall remain issued and outstanding.

          (ii) At the Effective Time, each share of Pocono Common Stock issued and outstanding prior to the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and converted into the right to receive the Merger Consideration as provided in Section 3.1 below. Any shares of Pocono Common Stock held in the treasury of Pocono immediately prior to the Effective Time shall be retired and canceled pursuant to Section 3.1(b).

     (f)  EFFECTS OF THE MERGER. Upon consummation of the
Merger, and in addition to the effects set forth at 12 U.S.C.
paragraph 215a and the Pennsylvania Banking Code and other applicable law:

          (i) all rights, franchises and interests of Pocono in and to every type of property (real, personal and mixed), tangible and intangible, and choses in action shall be transferred to and vested in the Surviving Bank by virtue of the Merger without any deed or other transfer, and the Surviving Bank, without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises and interests, including appointments, designations and nominations, and all other rights and interests as trustee, executor, administrator, registrar of stocks and bonds, guardian of estates, assignee, receiver and committee, and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises and interest were held or enjoyed by Pocono immediately prior to the Effective Time; and

          (ii) the Surviving Bank shall be liable for all liabilities of Pocono, fixed or contingent, including all deposits, accounts, debts, obligations and contracts thereof, matured or unmatured, whether accrued, absolute, contingent or otherwise, and whether or not reflected or reserved against on balance sheets, books of account or records thereof, and all rights of creditors or obligees and all liens on property of Pocono shall be preserved unimpaired; after the Effective Time, the Surviving Bank will continue to issue savings accounts on the same basis as immediately prior to the Effective Time.

                                             EXECUTION COPY


     (g) ADDITIONAL ACTIONS. If, at any time after the Effective Time, the Surviving Bank shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to (a) vest, perfect or confirm, of record or otherwise, in the Surviving Bank its rights, title or interest in, to or under any of the rights, properties or assets of Pocono acquired or to be acquired by the Surviving Bank as a result of, or in connection with, the Merger, or (b) otherwise carry out the purposes of this Agreement, Pocono and its proper officers and directors shall be deemed to have granted to the Surviving Bank an irrevocable power of attorney to (i) execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Bank and (ii) otherwise to carry out the purposes of this Agreement. The proper officers and directors of the Surviving Bank are fully authorized in the name of Pocono or otherwise to take any and all such action.

2.2  EFFECTIVE DATE AND EFFECTIVE TIME; CLOSING.

     (a) Subject to the satisfaction or waiver of the conditions set forth in Article VII, other than those conditions that by their nature are to be satisfied at the consummation of the Merger, but subject to the fulfillment or waiver of those conditions, the "Effective Date" shall be as soon as possible after the receipt of all required approvals from Bank Regulatory Authorities on (i) a date selected by Parent after such satisfaction or waiver that is no later than fifteen Business Days after such satisfaction or waiver, provided however, this date shall not be before October 1, 2007, unless approved by Parent, or (ii) such other date to which the parties may mutually agree in writing. The "Effective Time" of the Merger shall be the time on the Effective Date selected by the Parent and if no time is selected, then 12:01 a.m. on the Effective Date.

     (b) A closing (the "Closing") shall take place immediately prior to the Effective Time as of the close of business, prevailing time, at the principal offices of Parent in Berwick, Pennsylvania, or at such other place, at such other time, or on such other date as the parties may mutually agree upon (such date, the "Closing Date"). At the Closing, there shall be delivered to Parent, Parent Bank and Pocono the opinions, certificates and other documents required to be delivered under
Article VII.

                           ARTICLE III

            MERGER CONSIDERATION; EXCHANGE PROCEDURES

3.1  CONVERSION OF SHARES.

     (a) Subject to the provisions of this Agreement, each share of Pocono Common Stock issued and outstanding immediately prior to the Effective Time other than Dissenting Shares and Treasury Stock shall, by virtue of the Merger, no longer be outstanding and shall as of the Effective Time automatically be converted into and shall thereafter only represent the right to receive, at the election of the holder thereof as provided in and subject to Section 3.3, any of the following:

                                             EXECUTION COPY


          (i) Parent Common Stock equal to the Exchange Ratio;
          or

          (ii) cash in the amount of the Price Per Share.

     (b) At and after the Effective Time, each Treasury Share of
Pocono shall be cancelled and retired and no shares of Parent
Common Stock, cash or other consideration shall be issued in exchange therefor.

     (c) At the Effective Time, the stock transfer books of Pocono shall be closed as to holders of Pocono Common Stock immediately prior to the Effective Time and no transfer of Pocono Common Stock by any such holder shall thereafter be made or recognized. If, after the Effective Time, certificates are properly presented in accordance with Section 3.4 of this Agreement to the Exchange Agent, such certificates shall be canceled and exchanged for certificates representing the number of whole shares of Parent Common Stock, if any, and/or a check representing the amount of cash, if any, into which the Pocono Common Stock represented thereby was converted in the Merger, plus any payment for any fractional share of Parent Common Stock without any interest thereon.

     (d) At and after the Effective Time, each share of Parent
Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall not be affected by the Merger.

3.2 FRACTIONAL SHARES. Notwithstanding any other provision of this Agreement, each holder of Pocono Common Stock who would otherwise be entitled to receive a fractional share of Parent Common Stock, after taking into account all Certificates delivered by such holder, shall receive an amount in cash, without interest, rounded to the nearest cent, equal to the product obtained by multiplying (a) the Average Closing Price determined as of the Effective Date by (b) the fractional share, calculated to the nearest ten-thousandth of the share of Parent Common Stock, to which such holder would otherwise be entitled. No such holder shall be entitled to dividends or other rights in respect of any such fractional shares.

3.3  ELECTION AND PRORATION PROCEDURES.

     (a) An election form and other appropriate and customary transmittal materials, which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of Pocono Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent in such form as Parent and Pocono shall mutually agree ("Election Form") shall be mailed by or on behalf of Parent no less than 40 days prior to the anticipated Effective Time of the Merger, as jointly determined by Parent and Pocono, or on such other date as Parent and Pocono shall mutually agree ("Mailing Date") to each holder of record of Pocono Common Stock as of the close of business on the fifth business day prior to the mailing date (the "Election Form Record Date"). Parent shall make available one or more Election Forms as may be reasonably requested by all persons who become holders (or beneficial owners) (the term "beneficial

                                             EXECUTION COPY


owner" and "beneficial ownership" for purposes of this Agreement shall have the meaning set forth in Section 13(d) of the Exchange Act) of Pocono Common Stock after the Election Form Record Date and prior to the Election Deadline, and Pocono shall provide to the Exchange Agent all information reasonably necessary for it to perform its obligations as specified herein. Each Election Form shall permit the holder or the beneficial owner through appropriate and customary documentation and instructions to elect (an "Election") to receive (i) Parent Common Stock (a "Stock Election") with respect to all of such holder's Pocono Common Stock, or (ii) cash (a "Cash Election") with respect to all of such holder's Pocono Common Stock, or
(iii) Parent Common Stock for a specified number of shares of Pocono Common Stock (a "Combination Stock Election") and cash for the remaining number of shares of Pocono Common Stock held by such holder (a "Combination Cash Election"). Any Pocono Common Stock other than Dissenting Shares and Treasury Shares, with respect to which the Exchange Agent has not received an effective, properly completed Election Form prior to the Election Deadline shall be deemed to be "Undesignated Shares" hereunder.

     (b) Any Election shall have been properly made and effective only if the Exchange Agent shall have actually received a properly completed Election Form that has not been revoked by 5:00 p.m., prevailing time, by the Thirtieth (30th) Business Day following the Mailing Date (or such other time and date as Parent and Pocono may mutually agree) (the "Election Deadline"). An Election Form shall be deemed properly completed only if an Election is indicated for each share of Pocono Common Stock covered by such Election Form and if accompanied by one or more certificates (or customary affidavits and indemnification regarding the loss or destruction of such certificates or the guaranteed delivery of such certificates) representing all shares of Pocono Common Stock covered by such Election Form, together with duly executed transmittal materials included in or required by the Election Form. Any Election Form may be revoked by the person submitting such Election Form at or prior to the Election Deadline, provided that the Exchange Agent shall have actually received prior to the Election Deadline a written notice revoking such Election Form and specifying the shares of Pocono Common Stock covered by such revoked Election Form. In the event an Election Form is revoked prior to the Election Deadline, the shares of Pocono Common Stock representing such Election Form shall automatically become Undesignated Shares unless and until a new Election is properly made with respect to such shares on or before the Election Deadline, and Parent shall cause the certificates representing such shares of Pocono Common Stock to be promptly returned without charge to the person submitting the revoked Election Form upon written request to that effect from the holder who submitted such Election Form. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have reasonable discretion to determine whether any Election or revocation has been properly or timely made and to disregard immaterial defects in the Election Forms, and any decisions of Pocono and Parent required by the Exchange Agent and made in good faith in determining such matters shall be binding and conclusive. Neither Parent nor the Exchange Agent shall be under any obligation to notify any person of any defect in an Election Form.

                                             EXECUTION COPY


     (c) As promptly as practicable but not later than five Business Days prior to the Effective Time of the Merger, Parent shall cause the Exchange Agent to effect the allocation among the holders of Pocono Common Stock of rights to receive Parent Common Stock or cash in the Merger in accordance with the Election Forms as follows:

          (i) if the aggregate number of shares of Pocono Common Stock as to which Stock Elections and Combination Stock Elections shall have effectively been made times the Exchange Ratio exceeds the Stock Amount, then:

               (A) each holder of Pocono Common Stock who made an effective Cash Election or Combination Cash
          Election shall receive the Price Per Share in cash for each such share of Pocono Common Stock;

               (B) each holder of Undesignated Shares shall be deemed to have made a Cash Election and shall receive the Price Per Share in cash for each such Undesignated
          Share; and

               (C) a stock proration factor (the "Stock
          Proration Factor") shall be determined by dividing (1) the Stock Amount by (2) the product of the Exchange Ratio and the number of shares of Pocono Common Stock with respect to which effective Stock Elections and Combination Stock Elections were made. Each holder of Pocono Common Stock who made an effective Stock Election or Combination Stock Election shall be entitled to:

                    (1) the number of shares of Parent Common
               Stock equal to the product of (x) the Exchange Ratio, multiplied by (y) the number of shares of Pocono Common Stock covered by such Stock Election or Combination Stock Election, multiplied by (z) the Stock Proration Factor, and

                    (2) cash in an amount equal to the product
               of (x) the Price Per Share, multiplied by (y) the number of shares of Pocono Common Stock covered by such Stock Election or Combination Stock Election, multiplied by (z) one minus the Stock Proration Factor.

          (ii) if the aggregate number of shares of Pocono
          Common Stock as to which Stock Elections and Combination Stock Elections shall have effectively been made times the Exchange Ratio is less than the Stock Amount, then:

               (A) each holder of Pocono Common Stock who made an effective Stock Election or Combination Stock Election shall receive the number of shares of Parent Common Stock equal to the product of the Exchange Ratio multiplied by the number of shares of Pocono Common Stock covered by such Stock Election or Combination Stock Election;

                                             EXECUTION COPY


               (B) the Exchange Agent shall select, by pro rata allocation according to the number of Pocono shares held, among those holders of Undesignated Shares (other than holders of Undesignated Shares who voted against or gave notice to the presiding officer of the Pocono Meeting at or prior to the Pocono Meeting that the holder dissents from the Merger as required by
          Section 215a of the National Bank Act), such number of shares of Parent Common Stock as shall be necessary so that the shares of Parent Common Stock to be received by those holders, when combined with the number of shares for which a Stock Election or Combination Stock Election has been made, multiplied by the Exchange Ratio shall be approximately equal to the Stock Amount. If all of said Undesignated Shares plus all shares as to which Stock Elections and Combination Stock Elections have been made together multiplied by the Exchange Ratio are less than, and not approximately equal to, the Stock Amount, then:

               (C) a cash proration factor (the "Cash Proration Factor") shall be determined by dividing (1) the amount which is the difference between (x) the number obtained by dividing the Stock Amount by the Exchange Ratio and (y) the sum of the number of shares of Pocono Common Stock with respect to which effective Stock Elections and Combination Stock Elections were made and the number of Undesignated Shares selected pursuant to subparagraph (ii)(B) above by (2) the number of shares of Pocono Common Stock with respect to which effective Cash Elections and Combination Cash Elections were made. Each holder of Pocono Common Stock who made an effective Cash Election or Combination Cash Election shall be entitled to:

                    (1) cash equal to the product of (x) the
               Price Per Share, multiplied by (y) the number of shares of Pocono Common Stock covered by such Cash Election or Combination Cash Election, multiplied by (z) one minus the Cash Proration Factor, and

                    (2) the number of shares of Parent Common
               Stock equal to the product of (x) the Exchange Ratio, multiplied by (y) the number of shares of Pocono Common Stock covered by such Cash Election or Combination Cash Election, multiplied by (z) the Cash Proration Factor.

          (iii) The prorata allocation process to be used by the Exchange Agent shall consist of such procedures as Parent and Pocono shall mutually determine.

          (iv) Notwithstanding any provision of this Agreement, Parent reserves the right to adjust the relative proportions of the Cash Amount and Stock Amount to meet such requirements as may be necessary for the Merger to qualify as reorganization under Section 368(a) of the Code.

                                             EXECUTION COPY


3.4  EXCHANGE PROCEDURES.

     (a) Not later than three Business Days prior to the Effective Time of the Merger, Parent shall deposit with the Exchange Agent for the benefit of the holders of shares of Pocono Common Stock, for exchange in accordance with this
Section 3.4, certificates representing the aggregate number of shares of Parent Common Stock and cash issuable pursuant to
Section 3.1 in exchange for shares of Pocono Common Stock outstanding immediately prior to the Effective Time of the Merger and funds in an amount not less than the amount of cash payable in lieu of fractional shares of Parent Common Stock that would otherwise be issuable in connection with Section 3.1, but for the operation of Section 3.2 of this Agreement (the "Exchange Fund").

     (b) After the Effective Time of the Merger, each holder of a certificate ("Certificate") formerly representing Pocono Common Stock, other than Dissenting Shares and Treasury Shares, who surrenders or has surrendered such Certificate or customary affidavits and indemnification regarding the loss or destruction of such Certificate, together with duly executed transmittal materials included in or required by the Election Form to the Exchange Agent, shall, upon acceptance thereof, be entitled to
(i) a certificate representing the Parent Common Stock and/or
(ii) cash into which the shares of Pocono Common Stock shall have been converted pursuant to Sections 3.1 and 3.3, as well as cash in lieu of any fractional share of Parent Common Stock to which such holder would otherwise be entitled, if applicable. The Exchange Agent shall accept such Certificate upon compliance with such reasonable and customary terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal practices. Until surrendered as contemplated by this Section 3.4, each Certificate representing Pocono Common Stock shall be deemed from and after the Effective Time of the Merger to evidence only the right to receive the Merger Consideration to which it is entitled hereunder upon such surrender. Parent shall not be obligated to deliver the Merger Consideration to which any former holder of Pocono Common Stock is entitled as a result of the Merger until such holder surrenders his Certificate or Certificates for exchange as provided in this Section 3.4. If any certificate for shares of Parent Common Stock, or any check representing cash and/or declared but unpaid dividends, is to be issued in a name other than that in which a Certificate surrendered for exchange is issued, the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and the person requesting such exchange shall affix any requisite stock transfer tax stamps to the Certificate surrendered or provide funds for their purchase or establish to the satisfaction of the Exchange Agent that such taxes are not payable.

     (c) No dividends or other distributions declared or made after the Effective Time of the Merger with respect to Parent Common Stock with a record date after the Effective Time of the Merger shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of a fractional share shall be paid to any such holder pursuant to Section 3.2, until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common

                                             EXECUTION COPY


Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 3.2, and the amount of dividends or other distributions with a record date after the Effective Time of the Merger but prior to surrender and a payment date prior to surrender with respect to such whole shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time of the Merger but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Parent Common Stock.

     (d) All cash and shares of Parent Common Stock issued upon the surrender for exchange of shares of Pocono Common Stock or the provision of customary affidavits and indemnification for lost or mutilated certificates in accordance with the terms hereof, including any cash paid pursuant to Section 3.2, shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Pocono Common Stock, and there shall be no further registration of transfers on the stock transfer books of Parent, after the Merger, of the shares of Pocono Common Stock that were outstanding immediately prior to the Effective Time of the Merger. If, after the Effective Time of the Merger, Certificates are presented to Parent for any reason, they shall be canceled and exchanged as provided in this Agreement.

     (e) Any portion of the Exchange Fund, including any interest thereon, that remains undistributed to the shareholders of Pocono following the passage of nine months after the Effective Time of the Merger shall be delivered to Parent, upon demand, and any shareholders of Pocono who have not theretofore complied with this Section 3.4 shall thereafter look only to Parent for payment of their claim for cash and for Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock.

     (f) Neither Pocono nor Parent shall be liable to any holder of shares of Pocono Common Stock or Parent Common Stock, as the case may be, for such shares, or dividends or distributions with respect thereto, or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     (g) The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of Parent Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares of Parent Common Stock for the account of the Persons entitled thereto.

     (h) Certificates surrendered for exchange by any Person constituting an Affiliate of Pocono for purposes of Rule 144(a) under the Securities Act shall not be exchanged for certificates representing whole shares of Parent Common Stock until Parent has received a written agreement from such person as provided in
Section 6.7.

                                             EXECUTION COPY


3.5 ADJUSTMENTS FOR DILUTION AND OTHER MATTERS. If prior to the Effective Time of the Merger, (a) Parent shall declare a stock dividend or distribution on Parent Common Stock with a record date prior to the Effective Time of the Merger, or subdivide, split up, reclassify or combine Parent Common Stock, or make a distribution other than a cash dividend on Parent Common Stock in any security convertible into Parent Common Stock, in each case with a record date prior to the Effective Time of the Merger, or (b) the outstanding shares of Parent Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities, in each case as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in Parent's capitalization other than a transaction in which Parent shall have received fair, as determined by its Board of Directors, consideration for the shares issued, then a proportionate adjustment or adjustments will be made to the Exchange Ratio, the Stock Amount and the Average Closing Price.

3.6 DISSENTING SHARES. Notwithstanding anything to the contrary contained in this Agreement, any holder of Pocono Common Stock who shall be entitled to be paid the "fair value" of such holder's Dissenting Shares of Pocono Common Stock, as provided in Section 215a of the National Bank Act, shall not be entitled to the consideration to which such holder would otherwise have been entitled pursuant to Sections 2.1, 3.1 and 3.3, unless and until such holder shall have failed to perfect or withdrawn or lost such holder's rights as a dissenter under Section 215a of the National Bank Act, and shall be entitled to receive only such payment as is provided for by Section 215a of the National Bank Act.

3.7 WITHHOLDING RIGHTS. Parent, directly or through the Exchange Agent, shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement to any holder of shares of Pocono Common Stock such amounts as Parent is required under the Code or any state, local or foreign tax law or regulation thereunder to deduct and withhold with respect to the making of such payment. Any amounts so withheld shall be treated for all purposes of this Agreement as having been paid to the holder of Pocono Common Stock in respect of which such deduction and withholding was made by Parent.

3.8  POCONO OPTIONS AND WARRANTS.

     (a) At the Effective Time, all Pocono Options, as identified on Schedule 3.8(a) of the Pocono Disclosure Schedule, that are then outstanding shall cease to represent a right to acquire shares of Pocono Common Stock and shall be converted automatically into, and in full release, termination, and satisfaction of such Pocono Option Holder, the right to receive cash in an amount equal to the difference between the option exercise price and Price Per Share (the "Option Consideration"), subject to Parent's receipt of an Option cancellation and termination form from the respective Pocono Option Holder.

     (b) At the Effective Time all Pocono Warrants, as identified on Schedule 3.8(b) of the Pocono Disclosure Schedule, that are then outstanding shall cease to represent a right to

                                             EXECUTION COPY


acquire shares of Pocono Common Stock and shall automatically be converted into, and in full release, termination and satisfaction of such Pocono Warrant Holder, the right to receive cash in an amount equal to the difference between the Pocono Warrant strike price and Price Per Share (the "Warrant Consideration"), subject to Parent's receipt of a Warrant cancellation and termination form from the respective Pocono Warrant Holder.

                            ARTICLE IV
                     ACTIONS PENDING CLOSING

4.1 FORBEARANCES OF POCONO. From the date hereof until the Effective Time, except as expressly contemplated or permitted by this Agreement, without the prior written consent of Parent, not to be unreasonably withheld, Pocono will not:

     (a)  Ordinary Course.

          (i) Conduct its business other than in the ordinary and usual course consistent with past practice or fail to use commercially reasonable efforts to preserve intact its business organization and advantageous business relationships;

          (ii) Fail to use commercially reasonable efforts to keep available the present services of its employees and preserve for itself and Parent the goodwill of the customers of Pocono and others with whom business relations exist; and

          (iii) Take any action that would adversely affect or materially delay the ability of either Pocono or Parent to obtain any necessary approvals of any regulatory agency required for the transactions contemplated hereby or to perform its covenants and agreements under this Agreement or to consummate the transactions contemplated hereby.

     (b) COMMON STOCK. Other than pursuant to Rights set forth on Schedule 4.1(b) of the Pocono Disclosure Schedule and outstanding on the date hereof, (i) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of stock or any Rights, or (ii) permit any additional shares of stock to become subject to grants of employee or director stock options or other Rights.

     (c)  DIVIDENDS; ETC.

          (i) Make, declare, pay or set aside for payment any dividend on or in respect of, or declare or make any other distribution on any shares of Pocono common stock; or

          (ii) Directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire any shares of its common stock.

     (d) COMPENSATION; EMPLOYMENT AGREEMENTS; ETC. Enter into or amend or renew any employment, consulting, change in control, severance or similar agreements or arrangements with any director, officer or employee of Pocono or grant any salary or

                                             EXECUTION COPY


wage increase or increase any employee benefit, including discretionary or other incentive or bonus payments, or accelerate the vesting of any unvested stock options or acceleration of any benefits under any Benefit Plans, except:

          (i) for normal increases in compensation and bonuses to employees in the ordinary course of business consistent with past practice, provided that no such increases shall result in an annual aggregate adjustment in compensation or bonus of more than Three Percent (3%), and provided further, however, that no increase for any individual shall result in an annual adjustment in compensation or bonus of more than Three Percent (3%) unless mutually agreed to by Pocono and Parent;

          (ii) for other changes that are required by applicable law or are advisable in order to comply with Section
          409A of the Code and the regulations promulgated thereunder;

          (iii) to pay the amounts or to provide payments under plans and/or commitments set forth in Schedule 4.1(d) of the Pocono Disclosure Schedule;

          (iv) for retention bonuses to such persons and in such amounts as are mutually agreed by Parent and Pocono, provided, however, that the aggregate amount of such retention bonuses shall not exceed Twenty Five Thousand Dollars ($25,000) unless mutually agreed to by Pocono and Parent; or

          (v) severance payments pursuant to Section 6.19 or employment agreements that are set forth in Schedule
          4.1(d) of the Pocono Disclosure Schedule.

     (e) HIRING. Hire any person as an employee of Pocono or promote any employee, except (i) to satisfy contractual obligations existing as of the date hereof and set forth on
Schedule 4.1(e) of the Pocono Disclosure Schedule, or (ii) to fill any vacancies existing as of the date hereof and described in Schedule 4.1(e) of the Pocono Disclosure Schedule or (iii) with the prior approval of Parent to fill any vacancies arising after the date hereof at a comparable level of compensation with persons whose employment is terminable at the will of Pocono, as applicable, provided, however, that such total compensation may not exceed Thirty Thousand Dollars ($30,000).

     (f) BENEFIT PLANS. Enter into, establish, adopt, amend or make any contributions to, except (i) as may be required by applicable law or (ii) to satisfy contractual obligations existing as of the date hereof and set forth on Schedule 4.1(f) of the Pocono Disclosure Schedule, any pension, retirement, stock option, stock purchase, stock appreciation right, stock grant, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement or similar arrangement related thereto, in respect of any director, officer or employee of Pocono or take any action to accelerate the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder.

                                             EXECUTION COPY


     (g) DISPOSITIONS. Sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties except in the ordinary course of business consistent with past practice and in a transaction that, together with all other such transactions, is not material to Pocono taken as a whole.

     (h) ACQUISITIONS. Acquire, other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice, all or any portion of the assets, business, deposits or properties of any other entity.

     (i) CAPITAL EXPENDITURES. Except for the construction costs set forth on Schedule 4.1(i) of the Pocono Disclosure
Schedule in an amount not to exceed One Million Two Hundred Fifty Thousand Dollars ($1,250,000), make any capital expenditures other than capital expenditures in the ordinary course of business consistent with past practice in amounts not exceeding Five Thousand Dollars ($5,000) individually or Twenty Thousand Dollars ($20,000) in the aggregate, provided, however, that if Parent does not object to a written request for approval within seven business days after receipt, the request shall be deemed approved.

     (j)  GOVERNING DOCUMENTS. Amend the Pocono Articles or the
Pocono Bylaws except as may be required by law.

     (k) ACCOUNTING METHODS. Implement or adopt any change in its tax accounting or financial accounting principles, practices or methods, other than as may be required by changes in laws or regulations or GAAP.

     (l)  CONTRACTS. Except as otherwise permitted under this
Section 4.1, enter into or terminate any Material Contract or amend or modify in any material respect any of its existing
Material Contracts.

     (m) CLAIMS. Enter into any settlement or similar agreement with respect to any action, suit, proceeding, order or investigation to which Pocono is or becomes a party, which settlement, agreement or action involves payment by Pocono of an amount that exceeds Five Thousand Dollars ($5,000) and/or would impose any material restriction on the business of Pocono or create precedent for claims that are reasonably likely to be material to Pocono taken as a whole.

     (n) BANKING OPERATIONS. Enter into any new line of business; change its lending, investment, underwriting, risk and asset liability management and other material banking and operating policies, except as required by applicable law, regulation or policies imposed by any Governmental Authority; or file any application or make any contract with respect to opening or closing a branching or site location or branching or site relocation.

                                             EXECUTION COPY


     (o) INDEBTEDNESS. (i) Incur any indebtedness for borrowed money, other than deposits, federal funds purchased, cash management accounts, Federal Home Loan Bank borrowings that mature within one year and securities sold under agreements to repurchase that mature within 90 days, in each case in the ordinary course of business consistent with past practice, or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person, other than in the ordinary course of business consistent with past practice or (ii) prepay any indebtedness.

     (p) INVESTMENT SECURITIES. (i) Acquire, other than by way of foreclosures or acquisitions in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary course of business consistent with past practice, any debt security or Equity Investment other than federal funds or United States Government securities or United States Government agency securities, in each case with a term of one (1) year or less, (ii) restructure or materially change its investment securities portfolio or its gap position or (iii) enter in any Derivatives Contract, provided, however, that if Parent does not object to a written request for approval within five business days after receipt, the request shall be deemed approved.

     (q) LOANS. Except as set forth on Schedule 4.1(g) of the Pocono Disclosure Schedule, make, renew or otherwise modify any loan, loan commitment, letter of credit or other extension of credit (individually, a "Loan" and collectively, "Loans") in excess of Two Hundred Twenty-Five Thousand Dollars ($250,000) to any Person. Make, renew or otherwise modify any Loan or Loans to any Person if, immediately after making an unsecured Loan or Loans, such Person would be indebted to Pocono in an aggregate amount in excess of Five Hundred Thousand Dollars ($500,000), or make any fully secured Loan or Loans to any Person (except for any Loan secured by a first mortgage on single family owner occupied real estate) if, immediately after making a secured Loan, such Person would be indebted to Pocono in an aggregate amount in excess of Five Hundred Thousand Dollars ($500,000) or, without approval of Parent, shall not make, renew or otherwise modify any Loan or Loans secured by an owner occupied 1-4 single family residence with a principal balance in excess of Five Hundred Thousand Dollars ($500,000) or in any event if such Loan does not conform with Pocono's current credit policy in effect as of the date hereof if, in the case of any of the foregoing types of Loan or Loans, Parent shall object thereto within three business days after receipt of notice of such proposed Loan, and the failure to provide a written objection within three business days after receipt of notice of such proposed Loan from Pocono shall be deemed as the approval of Parent to make such Loan or Loans.

     (r) INVESTMENTS IN REAL ESTATE. Make any investment or commitment to invest in real estate or in any real estate development project, other than by way of foreclosure or acquisitions in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted in good faith, in each case in the ordinary course of business consistent with past practice.

                                             EXECUTION COPY


     (s) ADVERSE ACTIONS. Take any action that (i) would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code, (ii) is intended or is reasonably likely to result in (x) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (y) any of the conditions to the Merger set forth in Article VII not being satisfied or (z) a material violation of any provision of this Agreement, except as may be required by applicable law or regulation and (iii) would adversely affect or materially delay the ability of either Parent or Pocono to obtain any necessary approvals required of any regulatory agency for the transactions contemplated hereby or to perform its covenants and agreements under this Agreement or to consummate the transactions contemplated hereby.

     (t) COMMITMENTS. Enter into any contract with respect to, or otherwise agree or commit to do, any of the foregoing.

4.2 FORBEARANCES OF PARENT. From the date hereof until the Effective Time, except as expressly contemplated or permitted by this Agreement or as Previously Disclosed, without the prior written consent of Pocono, not to be unreasonably withheld, Parent will not, and will cause each of its Subsidiaries not to:

     (a) Adverse Actions. Take any action that (i) would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code, (ii) is intended or is reasonably likely to result in (x) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (y) any of the conditions to the Merger set forth in Article VII not being satisfied or (z) a material violation of any provision of this Agreement, except as may be required by applicable law or regulation or (iii) would adversely affect or materially delay the ability of either Parent or Pocono to obtain any necessary approvals required of any regulatory agency for the transactions contemplated hereby or to perform its covenants and agreements under this Agreement or to consummate the transactions contemplated hereby.

     (b) Commitments. Enter into any contract with respect to, or otherwise agree or commit to do, any of the foregoing.

                            ARTICLE V

                  REPRESENTATIONS AND WARRANTIES

5.1 DISCLOSURE SCHEDULES. On or prior to the date hereof, Parent has delivered to Pocono a schedule and Pocono has delivered to Parent a schedule (respectively, its "Disclosure Schedule") setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Section 5.3 or 5.4 or to one or more of its covenants contained in Article VI; provided, however, that the mere inclusion of an item in a Disclosure

                                             EXECUTION COPY


Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or fact, event or circumstance or that, absent such inclusion in the Disclosure Schedule, such item is or would be reasonably likely to result in a Material Adverse Effect.

5.2 STANDARD. No representation or warranty of Pocono or Parent contained in Sections 5.3 or 5.4, respectively, shall be deemed untrue or incorrect for any purpose under this Agreement, and no party hereto shall be deemed to have breached a representation or warranty, in any case, as a consequence of the existence of any fact, event or circumstance unless such fact, circumstance or event, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty contained in Sections 5.3 or 5.4, has had or would be reasonably likely to have a Material Adverse Effect on the party making such representation or warranty disregarding for the purposes of this Section 5.2 any materiality or Material Adverse Effect qualification contained in any representations or warranties.

5.3  REPRESENTATIONS AND WARRANTIES OF POCONO. Subject to
Sections 5.1 and 5.2, Pocono hereby represents and warrants to
Parent:

     (a) ORGANIZATION, STANDING AND AUTHORITY. Pocono is a Pennsylvania state-chartered banking institution duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. Pocono is duly qualified to do business and is in good standing in each jurisdiction where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified. Pocono has in effect all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as now conducted.

     (b) POCONO COMMON STOCK. The authorized common stock of Pocono consists of (i) Four Million (4,000,000) shares of Pocono Common Stock, of which 1,684,515 shares are issued and outstanding as of the date hereof and (ii) One Million (1,000,000) shares of Preferred Stock, of which no shares are issued and outstanding as of the date hereof. As of the date hereof, no shares of Pocono Common Stock were held in treasury by Pocono or otherwise directly or indirectly owned by Pocono. Pocono also has outstanding Pocono Warrants exercisable for the purchase of 447,350 shares of Pocono Common Stock and outstanding Pocono Options exercisable for the purchase of 64,105 shares of Pocono Common Stock. The outstanding shares of Pocono Common Stock, the Pocono Warrants, and the Pocono Options have been duly authorized and validly issued and are fully paid and non-assessable, and neither the outstanding shares of Pocono Common Stock have been nor the shares of Pocono Common Stock issuable upon exercise of the Pocono Warrants or Pocono Options will be upon issuance, issued in violation of the preemptive rights of any Person. Schedule 5.3(b) of the Pocono Disclosure Schedule sets forth for each Pocono Warrant the name of the grantee, the date of the grant, the number of shares of Pocono Common Stock subject to each Pocono Warrant, the number of shares of Pocono Common Stock subject to Pocono Warrants that are currently exercisable and the exercise price per share.
Schedule 5.3(b) of the Pocono Disclosure Schedule sets forth for each Pocono Option the name of the grantee, the date of the grant,

                                             EXECUTION COPY


the type of grant, the status of the option grant as qualified or non-qualified under Section 422 of the Code (with respect to the Pocono Options), the number of shares of Pocono Common Stock subject to each Pocono Option, the number of shares of Pocono Common Stock subject to Pocono Options that are currently exercisable and the exercise price per share. Except as set forth in the preceding sentences of this Section 5.3(b) and the Pocono Warrants and Pocono Options as set forth in Schedule 5.3(b) of the Pocono Disclosure Schedule there are no shares of Pocono Common Stock reserved for issuance, Pocono does not have any Rights issued or outstanding with respect to Pocono Common Stock and Pocono does not have any commitment to authorize, issue or sell any Pocono Common Stock or Rights.

     (c) CORPORATE POWER. Pocono has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and Pocono has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the Transaction, subject to receipt of all necessary approvals of Governmental Authorities and the approval of Pocono's shareholders of this Agreement, and no other corporate proceedings are necessary on the part of Pocono to approve this Agreement or to consummate the Transaction.

     (d) CORPORATE AUTHORITY. Subject to the approval of this Agreement by the holders of not less than two-thirds of the outstanding shares of Pocono Common Stock (a "Required Vote"), this Agreement and the Transaction have been authorized by all necessary corporate action of Pocono and the Pocono Board on or prior to the date hereof. Pocono has duly executed and delivered this Agreement and, assuming due authorization, execution and delivery by Parent of this Agreement, this Agreement is a valid and legally binding obligation of Pocono, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, receivership, conservatorship, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles.

     (e)  REGULATORY APPROVALS; NO DEFAULTS.

          (i) No consents or approvals of, or waivers by, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by Pocono in connection with the execution, delivery or performance by Pocono of this Agreement or to consummate the Transaction except for
          (A) filings of applications or notices with, and approvals or waivers by, the OCC, the FDIC, the Department and the Federal Reserve Board, (B) filings with the SEC and state securities authorities, as applicable, in connection with the submission of this Agreement for the approval of the holders of Pocono Common Stock and the registration of Parent Common Stock issuable in the Merger, (C) the notification of the Merger to the Department and the filing with the Department and the Secretary of State of the Commonwealth of Pennsylvania of a certificate of approval of the Merger by the OCC, and (D) the approval and adoption of this Agreement by a Required Vote. As of the date hereof, Pocono is not aware of any

                                             EXECUTION COPY


          reason why the approvals set forth above and referred to in Section 7.1(b) will not be received in a timely manner and without the imposition of a condition, restriction or requirement of the type described in
          Section 7.1(b).

          (ii) Subject to receipt, or the making, of the consents, approvals, waivers and filings referred to in the preceding paragraph and the expiration of related waiting periods, the execution, delivery and performance of this Agreement by Pocono and the consummation of the Transaction do not and will not
          (A) except as Previously Disclosed on Schedule 5.3(e) of the Pocono Disclosure Schedule, constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Pocono or to which Pocono or any of their respective properties is subject or bound, (B) constitute a breach or violation of, or a default under, the Pocono Articles, the Pocono Bylaws or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

     (f)  FINANCIAL REPORTS; UNDISCLOSED LIABILITIES.

          (i) Pocono's Balance Sheets for the fiscal years ending December 31, 2005 and December 31, 2006, Statements of Income, Statements of Shareholders' Equity and Cash Flows, for fiscal years ending December 31, 2004, December 31, 2005, and December 31, 2006 audited by Parente Randolph & Co. and as set forth in the Annual Report for the fiscal year ended December 31, 2006, and all other reports, proxy statements, information statements or call reports filed or to be filed by it subsequent to December 31, 2006 with the FDIC (collectively, Pocono's "Financial Reports"), as of the date filed or to be filed and as amended prior to the date hereof, (A) complied or will comply in all material respects as to form with the applicable regulations of the FDIC and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date; and each of the statements of financial condition contained in any such Financial Reports, including the related notes and schedules thereto, fairly presents, or will fairly present, the financial position of Pocono as of its date, and each of the balance sheets, statements of income, shareholders' equity and cash flows or equivalent statements in Pocono's Financial Reports, including any related notes and schedules thereto, fairly presents, or will fairly present, the balance sheets, the results of operations, changes in shareholders' equity and changes in cash flows, as the case may be, of Pocono for the periods to which they relate, in each case in accordance with GAAP consistently applied during the periods involved, except in each case as may be noted therein.

                                             EXECUTION COPY


          (ii) Since December 31, 2006 Pocono has not incurred any liability other than in the ordinary course of business consistent with past practice, excluding the incurrence of expenses related to this Agreement and the Transaction.

          (iii) Since December 31, 2006, (A) Pocono has conducted its respective businesses in the ordinary and usual course consistent with past practice, excluding the incurrence of expenses related to this Agreement and the Transaction; (B) Pocono has not taken nor permitted or entered into any contract with respect to, or otherwise agreed or committed to do or take, any of the actions set forth in Sections 4.1(e),
          (f), (g), (i), (j), (k), (l), (m), (n), (p), (q) and
          (r) hereof between December 31, 2006 and the date hereof; and (C) except as set forth in the Pocono Financial Reports, since December 31, 2004, no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events described in any paragraph of this Section
          5.3 or otherwise, is reasonably likely to have a Material Adverse Effect with respect to Pocono.

          (iv) No agreement pursuant to which any loans or other assets have been or shall be sold by Pocono entitled the buyer of such loans or other assets, unless there is material breach of a representation or covenant by Pocono to cause Pocono to repurchase such loan or other asset or the buyer to pursue any other form of recourse against Pocono. There has been no material breach of a representation or covenant by Pocono in any such agreement. Except as disclosed in Pocono's Financial Reports since December 31, 2006, no cash, stock or other dividend or any other distribution with respect to the capital stock of Pocono have been declared, set aside or paid. Except as disclosed in Pocono's Financial Reports filed prior to the date hereof, no shares of common stock of Pocono have been purchased, redeemed or otherwise acquired, directly or indirectly, by Pocono since December 31, 2004, and no agreements have been made to do the foregoing.

          (v) Pocono maintains disclosure controls and procedures required by the FDIC; such controls and procedures are effective to ensure that all material information concerning Pocono is made known on a timely basis to the individuals responsible for the preparation of Pocono's Financial Reports and other public disclosure documents. The President and the Chief Financial Officer of Pocono have signed, and Pocono has furnished to the FDIC, any certifications required by the FDIC; such certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn; and neither Pocono nor any of its officers has received notice from any Governmental Authorities questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certifications.

          (vi) Except as reflected, noted or adequately reserved against in the Pocono Financial Reports and call reports for the year ended December 31, 2006 as filed with the FDIC, at December 31, 2006 Pocono had no liabilities, whether accrued, absolute, contingent or otherwise, that are required to be reflected, noted or

                                             EXECUTION COPY


          reserved against therein under GAAP or that are in any case or in the aggregate material.

     (g) LITIGATION. Except as set forth in Schedule 5.3(g) of the Pocono Disclosure Schedule, no litigation, claim or other proceeding before any court or governmental agency is pending against Pocono and to Pocono's knowledge no such litigation, claim or other proceeding has been threatened and there are no facts that could reasonably give rise to such litigation, claim or other proceeding. Pocono is not a party to any order, judgment or decree that has or could reasonably be expected to have a Material Adverse Effect with respect to Pocono.

     (h)  REGULATORY MATTERS.

          (i) Neither Pocono nor any of their respective properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any Bank Regulatory Authority or any federal or state governmental agency or authority charged with the supervision or regulation of issuers of securities or the supervision or regulation of it (collectively, the "Pocono Regulatory Authorities"). Pocono has paid all assessments made or imposed by any Pocono Regulatory Authority.

          (ii) Pocono has not been advised by, nor does it have any knowledge of facts that could give rise to an advisory notice by, any Pocono Regulatory Authority that such Pocono Regulatory Authority is contemplating issuing or requesting, or is considering the appropriateness of issuing or requesting, any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

          (iii) Pocono has timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 1996 with (A) the Federal Reserve Board, (B) the FDIC, (C) the Department, (D) any other state or federal regulatory authority, and (E) the SEC, and all other reports and statements required to be filed by them since January 1, 1996, and have paid all fees and assessments due and payable in connection therewith. Except as set forth in Schedule 5.3(h) of the Pocono Disclosure Schedule and except for normal examinations conducted by Bank Regulatory Authorities, (A) no Bank Regulatory Authority has initiated or has pending any proceeding or, to the knowledge of Pocono, investigation into the business or operations of Pocono since January 1, 1996, except where such proceedings or investigation are not reasonably likely to have, either individually or in the aggregate, a Pocono Material Adverse Effect, and (B) there is no unresolved violation, criticism or exception by any Bank Regulatory Authority with respect to the business, operations, policies or procedures of Pocono since January 1, 1996 that are reasonably likely to have, either individually or in the aggregate, a Pocono Material Adverse Effect.

                                             EXECUTION COPY


     (i)  COMPLIANCE WITH LAWS.  Pocono:

          (i) is in material compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, Sections 23A and 23B of the Federal Reserve Act and FDIC, Department and OCC regulations pursuant thereto, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Bank Secrecy Act and all other applicable fair lending laws and other laws relating to discriminatory business practices;

          (ii) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to Pocono's knowledge, no suspension or cancellation of any of them is threatened; and

          (iii) has not received, since December 31, 2004 any notification or communication from any Governmental Authority (A) asserting that Pocono is not in compliance with any of the statutes, regulations or ordinances that such Governmental Authority enforces or (B) threatening to revoke any license, franchise, permit or governmental authorization nor, to Pocono's knowledge, do any grounds for any of the foregoing exist.

     (j)  MATERIAL CONTRACTS; DEFAULTS.

          (i) Except for documents listed as exhibits to Pocono's Securities Documents or as set forth in
          Schedule 5.3(j) of the Pocono Disclosure Schedule, Pocono is not a party to, bound by or subject to any agreement, contract, arrangement, commitment or understanding, whether written or oral, (A) with respect to the employment of any of its directors, officers, employees or consultants; (B) that would entitle any present or former director, officer, employee or agent of Pocono to indemnification from Pocono; (C) that is a material contract as defined in
          Item 601(b)(10) of Regulation S-K of the SEC; (D) that is a consulting agreement, including data processing, software programming and licensing contracts, not terminable on 60 days or less notice and involving the payment of more than $25,000 per annum; or (E) that materially restricts the conduct of any business by Pocono (collectively, "Material Contracts"). Pocono has identified in Schedule 5.3(j) of the Pocono Disclosure Schedule and made available to Parent true, correct and complete copies of each such Material Contract.

          (ii) Pocono is not in material default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its assets, business or operations may be bound or affected, or under which

                                             EXECUTION COPY


          it or its respective assets, business or operations receives benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default. Except as provided in this Agreement, no power of attorney or similar authorization given directly or indirectly by Pocono is currently outstanding.

     (k) NO BROKERS. Except as set forth in Schedule 5.3(k) of the Pocono Disclosure Schedule, no action has been taken by Pocono that would give rise to any valid claim against any party hereto for a brokerage commission, a finder's fee or other like payment with respect to the Transaction.

     (l)  EMPLOYEE BENEFIT PLANS.

          (i) All benefit and compensation plans, contracts, policies or arrangements covering current or former employees of Pocono and current or former directors of Pocono including, but not limited to, "employee benefit plans" within the meaning of Sections 3(1), 3(2), 3(3) and 3(37) of ERISA, and deferred compensation, stock option, stock purchase, stock appreciation rights, stock based, incentive and bonus plans (the "Benefit Plans"), have been set forth in
          Schedule 5.3(l) of the Pocono Disclosure Schedule. There has been no announcement or commitment by Pocono to create an additional Benefit Plan or to amend any Benefit Plan, except for amendments required by applicable law to maintain its qualified status or otherwise. True and complete copies of the following have been provided or made available to Parent: (A) all Benefit Plans including, but not limited to, any trust instruments and insurance contracts forming a part of any Benefit Plans and all amendments thereto;
          (B) the three most recent annual reports (Form 5500), together with all schedules, as required, filed with the IRS or Department of Labor (the "DOL"), as applicable, and any financial statements and opinions required by Section 103(b)(3) of ERISA with respect to each Benefit Plan; (C) for each Benefit Plan that is a "top-hat" plan, a copy of filings with the DOL; (D) the most recent determination letter issued by the IRS for each Benefit Plan that is intended to be "qualified" under Section 401(a) of the Code; (E) the most recent summary plan description and any summary of material modifications, as required, for each Benefit Plan; (F) the most recent actuarial report, if any, relating to each Benefit Plan; (G) the most recent actuarial valuation, study or estimate of any retiree medical and life insurance benefits plan or supplemental retirement benefits plan; (H) the most recent summary annual report for each Benefit Plan required to provide summary annual reports by Section 104 of ERISA; and (I) most recent nondiscrimination tests performed under ERISA and the Code.

          (ii) Each Benefit Plan has been administered to date in all material respects in accordance with the applicable provisions of ERISA, the Code, and all other applicable laws and regulations and with the terms and provisions of all

                                             EXECUTION COPY


          documents, contracts or agreements pursuant to which such Benefit Plan is maintained. Each Benefit Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and that is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the IRS or is the adoption of a prototype plan for which the prototype sponsor has a favorable determination letter from the IRS, and Pocono is not aware of any circumstances likely to result in revocation of any such favorable determination letter or the loss of the qualification of such Pension Plan under Section 401(a) of the Code. Pocono has not received any correspondence or written or verbal notice from the IRS, DOL, any other governmental agency, any participant in or beneficiary of, a Benefit Plan or any agent representing any of the foregoing that brings into question the qualification of any such Benefit Plan. There is no material pending or, to Pocono's knowledge, threatened litigation relating to the Benefit Plans. Pocono has not engaged in a transaction with respect to any Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject Pocono to a tax or penalty imposed by either
          Section 4975 of the Code or Section 502 of ERISA. There are no matters pending before the IRS, DOL or other governmental agency with respect to any Benefit Plans, nor does Pocono have knowledge that any is threatened.

          (iii) No liability under Title IV of ERISA has been or to Pocono's knowledge is presently expected to be incurred by Pocono respect to any ongoing, frozen or terminated "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them or the single-employer plan of any entity that is considered one employer with Pocono under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate"). Pocono has not contributed to any "multi employee plan" as defined in
          Section 3(37) of ERISA.

          (iv) All contributions required to be made under the terms of any Benefit Plan have been timely made and all anticipated contributions and binding obligations are accrued monthly on Pocono's consolidated financial statements to the extent required and in accordance with GAAP. Pocono has expensed and accrued as a liability the present value of future benefits in accordance with applicable laws and GAAP. Neither any Pension Plan nor any single employer plan of Pocono or an ERISA Affiliate has an "accumulated funding deficiency", whether or not waived, within the meaning of Section 412 of the Code or Section 302 of ERISA and neither Pocono or an ERISA Affiliate has an outstanding funding waiver. The fair market value of the assets of each Benefit Plan exceeds the present value of the "benefit liabilities" as defined in
          Section 4001(a)(16) of ERISA under such Benefit Plan as of the end of the most recent plan year with respect to the respective Benefit Plan ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such Benefit Plans as of the date hereof; there is not currently pending with the Pension Benefit Guaranty Corporation any filing with respect to any reportable event

                                             EXECUTION COPY


          under Section 4043 of ERISA nor has any reportable event occurred as to which a filing is required and has not been made (other than as might be required with respect to this Agreement and the transactions contemplated thereby). Except as set forth in Schedule 5.3(l) of the Pocono Disclosure Schedule, Pocono has not provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

          (v) Except as set forth in Schedule 5.3(l) of the Pocono Disclosure Schedule, Pocono does not have any obligations for retiree health, life, disability or other benefits under any Benefit Plan, other than coverage as may be required under Section 4980B of the Code or Part 6 of Title I of ERISA, or under the continuation of coverage provisions of the laws of any state or locality. No event or condition exists with respect to a Benefit Plan that could subject Pocono to tax under Section 4980B of the Code. There has been no communication to employees by Pocono that would reasonably be expected to promise or guarantee such employees retiree health, life, or disability insurance or other retiree benefits.

          (vi) Except as set forth in Schedule 5.3(l) of the Pocono Disclosure Schedule, none of the execution of this Agreement, shareholder approval of this Agreement or consummation of the Transaction will, except as set forth in Schedule 5.3(l) of the Pocono Disclosure Schedule, (A) entitle any employee, consultant or director of Pocono to severance pay or any increase in severance pay upon any termination of employment after the date hereof, (B) accelerate the time of payment or vesting or trigger any payment or funding, through a grantor trust or otherwise, of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Benefit Plans, (C) result in any breach or violation of, or a default under, any of the Benefit Plans or
          (D) result in any payment that would be a "parachute payment" to a "disqualified individual" as those terms are defined in Section 280G of the Code, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

          (vii) All required reports and descriptions, including but not limited to Form 5500 annual reports and required attachments, Forms 1099-R, summary annual reports, Forms PBGC-1 and summary plan descriptions, have been filed or distributed appropriately with respect to each Benefit Plan. All required tax filings with respect to each Benefit Plan have been made, and any taxes due in connection with such filings have been paid.

          (viii) Pocono does not maintain any Benefit Plan covering employees who are not United States residents.

          (ix) Pocono does not maintain any Benefit Plan or other compensation program or arrangement under which payment is reasonably likely to become non deductible, in whole or in part, for tax reporting purposes as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder.

                                             EXECUTION COPY


     (m) LABOR MATTERS. Pocono is not a party to nor is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is Pocono the subject of a proceeding asserting that it has committed an unfair labor practice within the meaning of the National Labor Relations Act or seeking to compel Pocono to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving it, pending or, to Pocono's knowledge, threatened, nor is Pocono aware of any activity involving its employees seeking to certify a collective bargaining unit or engaging in other organizational activity.

     (n)  ENVIRONMENTAL MATTERS.

          (i) Except as Previously Disclosed or as set forth in
          Schedule 5.3(n) of the Pocono Disclosure Schedule, (A) Pocono is in material compliance with applicable environmental laws; (B) no real property, including buildings or other structures, currently or formerly owned or operated by Pocono, or any property in which Pocono has held a security interest, Lien or a fiduciary or management role ("Pocono Loan Property"), has been contaminated with, or has had any release of, any Hazardous Substance except in material compliance with Environmental Laws; (C) Pocono could not be deemed the owner or operator of, or have actively participated in the management regarding Hazardous Substances of, any Pocono Loan Property that has been contaminated with, or has had any material and unlawful release to the environment of, any regulated quantity of any Hazardous Substance; (D) Pocono does not have any material liability for any Hazardous Substance disposal or contamination on any third party property; (E) Pocono has not received any notice, demand letter, claim or request for information alleging any material violation of, or liability under, any Environmental Law; (F) Pocono is not subject to any order, decree, injunction or other agreement with any Governmental Authority or any third party relating to any Environmental Law; (G) there are no circumstances or conditions (including the presence of unencapsulated friable asbestos, underground storage tanks, lead products, polychlorinated biphenyls, prior manufacturing operations, dry cleaning or automotive services) involving Pocono, any currently or formerly owned or operated property, or any Pocono Loan Property, that could reasonably be expected to result in any material claims, liability or investigations against Pocono, result in any material restrictions on the ownership, use or transfer of any property pursuant to any Environmental Law or materially and adversely affect the value of any Pocono Loan Property; (H) Pocono has set forth in
          Schedule 5.3(n) of the Pocono Disclosure Schedule and made available to Parent copies of all environmental reports or studies, sampling data, correspondence and filings in its possession or reasonably available to it relating to Pocono, and any currently owned or operated property of Pocono which were prepared in the last five years; and (I) Pocono has made available to Parent copies of all environmental reports or studies, sampling data, correspondence and filings in the possession or reasonably

                                             EXECUTION COPY


          available to it relating to any currently outstanding
          Pocono Loan and which were prepared for Pocono in the last five years.

          (ii) As used herein, (A) the term "Environmental Laws" means any federal, state or local law, regulation, order, decree or permit relating to: (1) the protection or restoration of the environment, human health, safety or natural resources in regard to any Hazardous Substance; (2) the handling, use, presence, disposal, release or threatened release to the environment of any Hazardous Substance; (3) material effects of any Hazardous Substance on any legally delineated wetlands, indoor air spaces; or (4) any material physical damage injury or any injury or threat of injury to persons or property in connection with any Hazardous Substance; and (B) the term "Hazardous Substance" means any regulated quantity of any substance other than at concentrations and in locations that are naturally occurring that are: (1) listed, classified or regulated pursuant to any Environmental Law; (2) any petroleum product or by product, asbestos containing material, lead containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (3) any other substance that is the subject of regulatory action by any Governmental Authority in connection with any Environmental Law; and (C) the term "Pocono's Knowledge" means the actual knowledge, immediately prior to the Effective Time and Effective Date, of any officer or director of Pocono.

     (o)  TAX MATTERS.

          (i) (A) All Tax Returns that are required to be filed on or before the Effective Date (taking into account any extensions of time within which to file that have not expired) by Pocono have been or will be timely filed on or before the Effective Date; (B) all such Tax Returns are or will be true and complete in all material respects; (C) all Taxes due of Pocono, whether or not shown on the Tax Returns referred to in clause (A) have been or will be timely paid in full;
          (D) the Tax Returns referred to in clause (A) have not been examined by the IRS or the appropriate Tax authority and Pocono has not extended the statute of limitations for any such Tax Returns; (E) all deficiencies asserted or assessments made as a result of examinations conducted by any taxing authority have been paid in full; (F) no issues that have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns referred to in clause (A) are currently pending; and (G) no member of Pocono has extended any statutes of limitation with respect to any Taxes of Pocono.

          (ii) Pocono has made available to Parent true and correct copies of the United States federal income Tax Returns filed by Pocono for each of the three most recent fiscal years for which such returns have been filed.

          (iii) Pocono does not have any liability with respect to income, franchise or similar Taxes that accrued on or before the end of the most recent period covered by Pocono's Financial Reports filed prior to the date hereof in excess of the amounts accrued or subject to a reserve with respect thereto that are reflected in

                                             EXECUTION COPY


          the financial statements included in Pocono's
          Financial Reports filed on or prior to the date hereof.

          (iv) Pocono is not a party to any Tax allocation or sharing agreement is or has been a member of an affiliated group filing consolidated or combined Tax Returns other than a group the common parent of which is or was Pocono or otherwise has any liability for the Taxes of any Person.

          (v) No closing agreements, private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into or issued by any taxing authority with respect to Pocono.

          (vi) Except with respect to the current employment agreement with John G. Gerlach, Pocono does not maintain any compensation plans, programs or arrangements the payments under which would not be deductible as a result of the limitations under
          Section 162(m) or Section 280G of the Code and the regulations issued thereunder, nor would result in the imposition of an excise tax under Section 409A or 4999 of the Code.

          (vii) As of the date hereof, Pocono has no reason to believe that any conditions exist that might prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

          (viii) (A) No Tax is required to be withheld pursuant to Section 1445 of the Code as a result of the Transaction and (B) all Taxes that Pocono is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required by applicable law, have been paid to the proper Governmental Authority or other Person.

          (ix) There are no Liens for Taxes on any of the assets of Pocono, except for Liens for Taxes not yet due and payable.

          (x) Pocono (A) has not agreed, and is not required, to make any adjustment under Section 481(a) of the Code or any comparable provision of state, local or foreign law or has any knowledge that a Governmental Authority has proposed any such adjustment or change in accounting method with respect to Pocono or (B) has any application pending with any Governmental Authority requesting permission for any change in accounting method.

          (xi) No claim has ever been made by a Governmental
          Authority in a jurisdiction where Pocono does not file
          Tax Returns that Pocono is or may be subject to taxation by that jurisdiction.

          (xii) Pocono has not been the "distributing corporation" within the meaning of Section 355(c)(2) of the Code or has been the subject of a distribution with

                                             EXECUTION COPY


          respect to a transaction described in Section 355 of the Code within the five year period ending as of the date of this Agreement.

          (xiii) Pocono has not participated in any "reportable transaction" or "listed transaction" that is required to be reported pursuant to Section 1.6011-4 of the Treasury Regulations.

          (xiv) To Pocono's knowledge, no audit of any Tax
          Return of Pocono is threatened.

          (xv) Pocono is not a party to any agreement providing for the allocation, indemnification or sharing of Taxes other than any agreement among members of an affiliated group that includes Pocono as the common parent.

          (xvi) Pocono will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any:

               (A) "closing agreement" as described in Code
          Section 7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date;

               (B) intercompany transaction or excess loss account described in Treasury Regulations under Code
          Section 1502 (or any corresponding or similar provision of state, local or foreign income tax law);

               (C) installment sale or open transaction disposition made on or prior to the Closing Date; or

               (D) prepaid amount received on or prior to the Closing Date.

          (xvii) Schedule 5.3(o) of the Pocono Disclosure Schedule lists all federal, state, local and foreign income and franchise Tax Returns filed with respect to Pocono for the three year period ending on (and including) the Closing Date and lists all Tax Returns that currently are the subject of audit by any Tax Authority or for which a deficiency has been asserted or assessed.

          (xviii) Pocono is not a party in any joint venture, partnership or other arrangement or contract that could be treated as a partnership for federal income tax purposes.

          (xix) Pocono does not have any liability for the Taxes of any Person other than Pocono (A) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), (B) as a transferee or successor, (C) by contract or (iv) otherwise.

                                             EXECUTION COPY


          (xx) Pocono is in compliance in all material respects with all state and federal laws, rules and regulations related to the escheat, or other similar laws, rules and regulations, of monies and other properties held by any of them.

     (p) RISK MANAGEMENT INSTRUMENTS. Pocono is not a party or has agreed to enter into an exchange traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is not included on Pocono's consolidated statement of financial condition and is a derivatives contract (including various combinations thereof) (each, a "Derivatives Contract") nor does Pocono own securities that (i) are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes" or "capped floating rate mortgage derivatives" or (ii) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes.

     (q)  LOANS; NONPERFORMING AND CLASSIFIED ASSETS.

          (i) Except as set forth in Schedule 5.3(q) of the Pocono Disclosure Schedule, each Loan on the books and records of Pocono was made and has been serviced in all material respects in accordance with their customary lending standards in the ordinary course of business, is evidenced in all material respects by appropriate and sufficient documentation and, constitutes the legal, valid and binding obligation of the obligor named therein, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditor's rights or by general equity principles.

          (ii) Pocono has set forth in Schedule 5.3(q) of the Pocono Disclosure Schedule as to Pocono as of the latest practicable date prior to the date of this
          Agreement: (A) any written or, to Pocono's knowledge, oral Loan under the terms of which the obligor is 90 or more days delinquent in payment of principal or interest, or to Pocono's knowledge, in default of any other material provision thereof; (B) each Loan that has been classified as "substandard," "doubtful," "loss" or "special mention" or words of similar import by Pocono, or an applicable regulatory authority; (C) a listing of the OREO acquired by foreclosure or by deed-in -lieu thereof, including the book value thereof and (D) each Loan with any director, executive officer or five percent or greater shareholder of Pocono, any Person controlling, controlled by or under common control with any of the foregoing.

     (r) PROPERTIES. All real and personal property owned or presently used by Pocono in its respective business is in an adequate condition, ordinary wear and tear excepted, and is sufficient to carry on its business in the ordinary course of business consistent with its past practices. Pocono has good and marketable fee simple title free and clear of all Liens to all of the material properties and assets, real and personal, other than properties sold by Pocono in the ordinary course of business, except (i) Liens for current taxes and assessments not yet due or payable, (ii) pledges to secure deposits and other Liens

                                             EXECUTION COPY


incurred in the ordinary course of its banking business and
(iii) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent. Except as set forth in Schedule 5.3(r) of the Pocono Disclosure Schedule, all real and personal property that is material to Pocono's business on a consolidated basis and leased or licensed by Pocono is held pursuant to leases or licenses that are valid and enforceable in accordance with their respective terms and such leases will not terminate or lapse prior to the Effective Time.

     (s) INTELLECTUAL PROPERTY. Schedule 5.3(s) to the Pocono Disclosure Schedule sets forth a description of all intellectual property rights of Pocono, including, without limitation, patents, trademarks, copyrights, service marks and all licenses relating thereto. Pocono owns or possesses valid and binding licenses and other rights to use without payment of any material amount all patents, copyrights, trade secrets, trade names, service marks and trademarks used in its businesses, and Pocono has not received any notice of conflict with respect thereto that asserts the right of others. Pocono has performed in all material respects all the obligations required to be performed by them and are not in default under any contract, agreement, arrangement or commitment relating to any of the foregoing.

     (t) FIDUCIARY ACCOUNTS. Pocono has properly administered all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable laws and regulations. Pocono nor any of its respective directors, officers or employees, has committed any breach of trust with respect to any fiduciary account and the records for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account.

     (u) BOOKS AND RECORDS. The books and records of Pocono have been fully, properly and accurately maintained in material compliance with applicable legal and accounting requirements, and such books and records accurately reflect in all material respects all dealings and transactions in respect of the business, assets, liabilities and affairs of Pocono.

     (v) INSURANCE. Pocono has set forth in Schedule 5.3(v) of the Pocono Disclosure Schedule a description of all of the material insurance policies, binders or bonds currently maintained by Pocono ("Insurance Policies"). Pocono is insured with reputable insurers against such risks and in such amounts as the management of Pocono reasonably has determined to be prudent in accordance with industry practices. All the Insurance Policies are in full force and effect; Pocono is not in material default thereunder and all claims thereunder have been filed in due and timely fashion.

     (w) ALLOWANCE FOR LOAN LOSSES. Pocono's allowance for loan losses has been and will be established in compliance with the requirements of all Pocono Regulatory Authorities and the allowance for loan losses shown in the Pocono Financial Reports

                                             EXECUTION COPY


has been and will be established in accordance with the standards established by applicable Governmental Authorities and GAAP.

     (x) INVESTMENT SECURITIES. None of the investments reflected in the Pocono Financials under the headings "Securities Available for Sale" and "Securities Held to Maturity" and none of the investments made since December 31, 2006, are subject to any restrictions, whether contractual or statutory, that materially impairs the ability of Pocono to freely dispose of the investments at any time, and all of the investments comply with applicable laws, rules an regulations.

     (y) REQUIRED VOTE. The affirmative vote of the holders of two thirds of the outstanding shares of Pocono Common Stock is necessary to approve this Agreement and the Merger on behalf of Pocono. No other vote of the shareholders of Pocono is required by law, the Pocono Articles, the Pocono Bylaws or otherwise to approve this Agreement and the Merger.

     (z) FAIRNESS OPINION. The Pocono Board has received a written opinion of Boenning & Scattergood, Inc. ("Boenning") to the effect that as of the date hereof the Merger Consideration is fair to the holders of Pocono Common Stock from a financial point of view.

     (aa)  ABSENCE OF CERTAIN CHANGES OR EVENTS.

          (i) Except as publicly disclosed in the Pocono Financial Reports filed prior to the date of this Agreement, since December 31, 2006, no event or events have occurred that have had or are reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on Pocono.

          (ii) Except as publicly disclosed in the Pocono
          Financial Report filed prior to the date of this Agreement, Pocono has carried on its respective business in all material respects in the ordinary course.

     (bb) STATE TAKEOVER LAWS. The Board of Directors of Pocono has approved this Agreement and the Transaction contemplated hereby as required to render inapplicable to such Agreement and the Transaction any statutory anti-takeover provisions applicable to Pocono. In addition, Section 1610 of the Banking Code shall not apply to this Transaction.

     (cc) DISCLOSURE. The representations and warranties contained in this Section 5.3, when considered as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5.3 not misleading.

                                             EXECUTION COPY


5.4  REPRESENTATIONS AND WARRANTIES OF PARENT. Subject to
Sections 5.1 and 5.2, Parent hereby represents and warrants to Pocono as follows:

     (a) ORGANIZATION, STANDING AND AUTHORITY. Parent is duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. Parent is duly qualified to do business and is in good standing in each jurisdiction where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect on Parent. Parent has in effect all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted.

     (b)  PARENT STOCK.

          (i) As of the date hereof, the authorized common stock of Parent consists solely of 10,000,000 shares of Parent Common Stock, of which 4,518,873 shares were issued and outstanding as of March 6, 2007 and 500,000 shares of Parent Preferred Stock, of which no shares were issued and outstanding as of the date hereof. The outstanding shares of Parent Common Stock have been duly authorized and validly issued and are fully paid and non assessable, and none of the shares of Parent Common Stock have been issued in violation of the preemptive rights of any Person. As of the date hereof, there are no Rights authorized, issued or outstanding with respect to the capital stock of Parent, except for shares of Parent Common Stock issuable pursuant to the Parent Benefits Plans and by virtue of this Agreement.

          (ii) The shares of Parent Common Stock to be issued in exchange for shares of Pocono Common Stock in the Merger, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and the issuance thereof is not subject to any preemptive right.

     (c)  SUBSIDIARIES.

          (i) Each of Parent's Subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and is in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect on Parent. Parent Bank is duly licensed by the OCC and its deposits are insured by the Bank Insurance Fund in the manner and to the maximum extent provided by law.

          (ii) As of the date hereof, (A) except as set forth in
          Schedule 5.4(c) of Parent's Disclosure Schedule, Parent owns, directly or indirectly, all the issued and outstanding equity securities of each of its Subsidiaries; (B) no equity securities of any of Parent's Subsidiaries are or may become required to be issued other

                                             EXECUTION COPY


          than to Parent by reason of any Right or otherwise;
          (C) there are no contracts, commitments, understandings or arrangements by which Parent's Subsidiaries are or may be bound to sell or otherwise transfer any of its equity securities other than to Parent or any of its wholly owned Subsidiaries; and
          (D) there are no contracts, commitments, understandings or arrangements relating to Parent's right to vote or to dispose of such securities.

     (d) CORPORATE POWER. Each of Parent and its Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets. Parent and Parent Bank have the respective corporate power and authority to execute, deliver and perform their respective obligations under this Agreement and to consummate the Transaction, subject to the receipt of all necessary approvals of Governmental Authorities, and no other corporate proceedings are necessary on the part of Parent or Parent Bank to approve this Agreement or for the consummation of the Transaction.

     (e) CORPORATE AUTHORITY. This Agreement and the Transaction have been authorized by all necessary corporate action of Parent, the Parent Board, Parent Bank and Parent Bank Board. This Agreement has been duly executed and delivered by Parent and Parent Bank and, assuming due authorization, execution and delivery by Pocono, this Agreement is a valid and legally binding agreement of Parent enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles.

     (f)  REGULATORY APPROVALS; NO DEFAULTS.

          (i) No consents or approvals of, or waivers by, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by Parent or any of its Subsidiaries in connection with the execution, delivery or performance by Parent, and Parent Bank to consummate the Transaction, except as Previously Disclosed, and except for (A) filings of applications or notices with and approvals or waivers by the Federal Reserve
          Board, the OCC, the FDIC, and the Department; and (B) filings with the SEC and state securities authorities, as applicable, in connection with the registration of Parent Common Stock issuable in the Merger; and (C) the filing of documents with the OCC pursuant to the National Bank Act with respect to the Merger. As of the date hereof, Parent is not aware of any reason why the approvals set forth above and referred to in
          Section 7.1(b) will not be received in a timely manner and without the imposition of a condition, restriction or requirement of the type described in Section 7.1(b).

          (ii) Subject to receipt, or the making, of the consents, approvals, waivers and filings referred to in the preceding paragraph and expiration of the related waiting periods, the execution, delivery and performance of this Agreement by Parent and Parent Bank and the consummation of the Transaction do not and will not (A) constitute a breach or violation of, or a default under, or give rise to

                                             EXECUTION COPY


          any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Parent or of any of its Subsidiaries or to which Parent or any of its Subsidiaries or properties is subject or bound; (B) constitute a breach or violation of, or a default under, the articles of incorporation or bylaws or similar governing documents of Parent or any of its Subsidiaries; or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

     (g)  FINANCIAL REPORTS AND SECURITIES DOCUMENTS; MATERIAL
ADVERSE EFFECT.

          (i) Parent's Annual Report on Form 10-K for the years ended December 31, 2006, 2005 and 2004 and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by it subsequent to December 31, 2006 under the Securities Act, or under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act in the form filed or to be filed (collectively, Parent's "Securities Documents") with the SEC, as of the date filed or to be filed, (A) complied or will comply in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date. Each of the consolidated statements of financial condition contained in or incorporated by reference into any such Securities Document, including the related notes and schedules thereto, fairly presents, or will fairly present, the consolidated financial position of Parent and its Subsidiaries as of its date, and each of the consolidated statements of operations, shareholders' equity and comprehensive income and cash flows or equivalent statements in such Securities Documents, including any related notes and schedules thereto, fairly presents, or will fairly present, the consolidated results of operations, changes in shareholders' equity and cash flows, as the case may be, of Parent and its Subsidiaries for the periods to which they relate, in each case in accordance with GAAP consistently applied during the periods involved, except in each case as may be noted therein.

          (ii) Except as described in Schedule 5.4(g) of the Parent Disclosure Schedule, since December 31, 2006, neither Parent nor any of its Subsidiaries has incurred any liability other than in the ordinary course of business consistent with past practice, excluding the incurrence of expenses related to this Agreement and the Transaction.

          (iii) Since December 31, 2006, (A) Parent and its
          Subsidiaries have conducted their respective businesses in the ordinary and usual course consistent with past practice, excluding the incurrence of expenses related to this Agreement and the

                                             EXECUTION COPY


          Transaction; (B) except as Previously Disclosed, neither Parent nor any of its Subsidiaries has taken nor permitted any of the actions set forth in Section
          4.2 between December 31, 2006 and the date hereof and
          (C) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events described in any paragraph of this Section 5.4 or otherwise, is reasonably likely to have a Material Adverse Effect with respect to Parent.

          (iv) Parent maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act; such controls and procedures are effective to ensure that all material information concerning Parent and its Subsidiaries is made known on a timely basis to the individuals responsible for the preparation of Parent's Securities Documents and other public disclosure documents. The Chief Executive Officer and the Chief Financial Officer of Parent have signed, and Parent has furnished to the SEC, all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act or 18 U.S.C. Paragraph 1350; and neither Parent nor any of its officers has received notice from any Governmental Authorities questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certifications.

          (v) Except as reflected, noted or adequately reserved against in the consolidated financial statements of Parent included in its Quarterly Report on Form 10-K for the year ended December 31, 2006 as filed with the SEC, at December 31, 2006 neither Parent nor any Parent Subsidiary had any liabilities, whether accrued, absolute, contingent or otherwise, that are required to be reflected, noted or reserved against therein under GAAP or that are in any case or in the aggregate material.

     (h) LITIGATION. No litigation, claim or other proceeding before any court or governmental agency is pending against Parent or its Subsidiaries that could reasonably be expected to have a Material Adverse Effect with respect to Parent and, to Parent's knowledge, no such litigation, claim or other proceeding has been threatened and there are no facts that could reasonably give rise to such litigation, claim or other proceeding. Neither Parent nor any of its Subsidiaries is a party to any order, judgment or decree that has or could reasonably be expected to have a Material Adverse Effect with respect to Parent.

     (i)  REGULATORY MATTERS.

          (i) Neither Parent nor any of its Subsidiaries nor any of any of their respective properties is a party to or is subject to any order or decree, agreement, memorandum of understanding or similar arrangement with, or commitment letter or similar submission to, or extraordinary supervisory letter from, any federal or state governmental agency or authority charged with the supervision or regulation of financial institutions or issuers of securities or engaged in the

                                             EXECUTION COPY


          insurance of deposits or the supervision or regulation of it (collectively, the "Parent Regulatory
          Authorities"). Parent and its Subsidiaries have paid all assessments made or imposed by any Parent
          Regulatory Authority.

          (ii) Neither Parent nor any its Subsidiaries has been advised by, and does not have any knowledge of facts that could give rise to an advisory notice by, any Parent Regulatory Authority that such Parent Regulatory Authority is contemplating issuing or requesting, or is considering the appropriateness of issuing or requesting, any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

          (iii) Parent and each of its Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file with
          (A) the Federal Reserve Board, (B) the FDIC, (C) the OCC, (D) any state regulatory authority and (E) the SEC, and all other reports and statements required to be filed by them since December 31, 2006, and have paid all fees and assessments due and payable in connection therewith. Except as set forth in Schedule 5.4(i) of Parent Disclosure Schedule and except for normal examinations conducted by Bank Regulatory Authorities, (A) no Bank Regulatory Authority has initiated or has pending any proceeding or, to the knowledge of Parent, investigation into the business or operations of Parent or any of its Subsidiaries since December 31, 2006, except where such proceedings or investigation are not reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect and (B) there is no unresolved violation, criticism or exception by any Bank Regulatory Authority with respect to the business, operations, policies or procedures of Parent or Parent Bank since December 31, 2006 that are reasonably likely to have, either individually or in the aggregate, a Parent Material Adverse Effect.

     (j) COMPLIANCE WITH LAWS. Except for matters that could not reasonably be expected to have a Material Adverse Effect with respect to Parent and its Subsidiaries, each of Parent and its Subsidiaries:

          (i) is in material compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including without limitation Sections 23A and 23B of the Federal Reserve Act and OCC regulations pursuant thereto, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Bank Secrecy Act and all other applicable fair lending laws and other laws relating to discriminatory business practices;

          (ii) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such

                                             EXECUTION COPY


          permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to Parent's knowledge, no suspension or cancellation of any of them is threatened; and

          (iii) has received, since December 31, 2006, no notification or communication from any Governmental Authority (A) asserting that Parent or any of its Subsidiaries is not in compliance with any of the statutes, regulations or ordinances which such Governmental Authority enforces or (B) threatening to revoke any license, franchise, permit or governmental authorization nor, to Parent's knowledge, do any grounds for any of the foregoing exist.

     (k) NO BROKERS. No action has been taken by Parent or its Subsidiaries that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the Transaction, except a fee to be paid to Curtis Securities LLC.

     (l) TAX MATTERS. As of the date hereof, Parent does not have any reason to believe that any conditions exist that might prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

     (m) RISK MANAGEMENT INSTRUMENTS. Neither Parent nor any of its Subsidiaries is a party or has agreed to enter into any Derivatives Contract that is not included on Parent's consolidated statement of financial condition nor does Parent or any of its Subsidiaries own securities that (i) are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes" or "capped floating rate mortgage derivatives" or (ii) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes.

     (n) OWNERSHIP OF POCONO COMMON STOCK. Except as set forth on Schedule 5.4(n) of the Parent Disclosure Schedule, none of Parent or any of its Subsidiaries, or to Parent's knowledge, any of its other affiliates or associates as such terms are defined under the Exchange Act, owns beneficially or of record, directly or indirectly, or is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, shares of Pocono Common Stock other than shares held in a fiduciary capacity that are beneficially owned by third parties or as a result of debts previously contracted.

     (o) DISCLOSURE. The representations and warranties contained in this Section 5.4, when considered as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5.4 not misleading.

                                             EXECUTION COPY


     (p)  ABSENCE OF CERTAIN CHANGES OR EVENTS.

          (i) Except as publicly disclosed in the Parent Securities Documents filed prior to the date of this Agreement, since December 31, 2006, no event or events have occurred that have had or are reasonably likely to have, either individually or in the aggregate, a Parent Material Adverse Effect.

          (ii) Except as publicly disclosed in the Parent
          Securities Documents filed prior to the date of this Agreement, Parent and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course.

                            ARTICLE VI

                            COVENANTS

6.1 COMMERCIALLY REASONABLE EFFORTS. Subject to the terms and conditions of this Agreement, each of Pocono, Parent and their Subsidiaries agrees to use its commercially reasonable efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Transaction as promptly as practicable and otherwise to enable consummation of the Transaction, including the satisfaction of the conditions set forth in Article VII, and shall cooperate fully with the other party hereto to that end.

6.2 SHAREHOLDERS MEETING. Pocono shall take, in accordance with applicable law and the Pocono Articles and the Pocono Bylaws, all action necessary to duly call, give notice of, convene and hold as soon as reasonably practicable after the date on which the Registration Statement becomes effective a special meeting of its shareholders (including any adjournment or postponement, the "Pocono Meeting") to consider and vote upon the approval of this Agreement, a one (1) year extension of the final exercise date for the outstanding Pocono Warrants, and any other matters required to be approved by Pocono's shareholders for consummation of the Transaction unless this Agreement shall have been terminated in accordance with its terms. Subject to the right of Pocono and its Board of Directors to take any action permitted by Section 6.8(b) with respect to a Superior Proposal, Pocono shall, through its Board of Directors, recommend to its shareholders approval of this Agreement and the transactions contemplated hereby, a one (1) year extension of the final exercise date for Pocono Warrants, and shall take all reasonable lawful action to solicit such approval by its shareholders (the "Approval Recommendation").

6.3  REGISTRATION STATEMENT.

  (a) Parent agrees to prepare a registration statement on Form S-4 or other applicable form (the "Registration Statement") to be filed by Parent with the SEC in connection with the issuance of Parent Common Stock in the Merger including the proxy statement and prospectus and other proxy solicitation materials of Pocono constituting a part thereof

                                             EXECUTION COPY


(the "Proxy Statement") and all related documents. Pocono shall prepare and furnish such information relating to it and its directors, officers and shareholders as may be reasonably required in connection with the above referenced documents based on its knowledge of and access to the information required for said documents, and Pocono, and its legal, financial and accounting advisors, shall have the right to review in advance and consult with respect to such Registration Statement prior to its filing. Pocono agrees to cooperate with Parent and Parent's counsel and accountants in requesting and obtaining appropriate opinions, consents and letters from its financial advisor and independent auditor in connection with the Registration Statement and the Proxy Statement. Provided that Pocono has cooperated as described above, Parent agrees to file, or cause to be filed, the Registration Statement and the Proxy Statement with the SEC as promptly as reasonably practicable. Each of Pocono and Parent agrees to use its commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after the filing thereof. Parent also agrees to use its reasonable best efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. After the Registration Statement is declared effective under the Securities Act, Pocono shall promptly mail at its expense the Proxy Statement to its shareholders.

  (b) Each of Pocono and Parent agree that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in the Registration Statement shall, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Each of Pocono and Parent agree that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in the Proxy Statement and any amendment or supplement thereto shall, at the date of mailing to Pocono's shareholders and at the time of the Pocono Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Each of Pocono and Parent further agree that if such party shall become aware prior to the Effective Date of any information furnished by such party that would cause any of the statements in the Registration Statement or the Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other parties thereof and to take the necessary steps to correct the Registration Statement or the Proxy Statement.

  (c) Parent agrees to advise Pocono, promptly after Parent receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of Parent Common Stock for offering or sale in any jurisdiction, of the initiation or, to the extent Parent is aware thereof, threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

                                             EXECUTION COPY


6.4  REGULATORY FILINGS.

  (a) Each of Parent and Pocono and their respective Subsidiaries shall cooperate and use their respective commercially reasonable efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary to consummate the Transaction; and any initial filings with Governmental Authorities shall be made by Parent as soon as reasonably practicable after the execution hereof. Each of Parent and Pocono shall have the right to review in advance, and to the extent practicable each shall consult with the other, in each case subject to applicable laws relating to the exchange of information, all written information submitted to any third party or any Governmental Authority in connection with the Transaction. In exercising the foregoing right, each of such parties agrees to act reasonably and as promptly as practicable and shall, in any event, provide its response to any proposed filing within five business days after its receipt of the proposed filing from the other party. Each party hereto agrees that it shall consult with the other party with respect to the obtaining of all permits, consents, approvals, waivers and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the Transaction, and each party shall keep the other parties apprised of the status of material matters relating to completion of the Transaction.

  (b) Each party agrees, upon request, to furnish the other parties with all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other parties or any of their respective Subsidiaries to any third party or Governmental Authority.

6.5 PRESS RELEASES. Pocono and Parent shall consult with each other before issuing any press release with respect to the Transaction or this Agreement and shall not issue any such press release or make any such public statements without the prior consent of the other party, which shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party, but after such consultation, to the extent practicable under the circumstances, issue such press release or make such public statements as may upon the advice of outside counsel be required by law or the rules or regulations of the SEC, the FDIC, or the OCC. Pocono and Parent shall cooperate to develop all public announcement materials and make appropriate management available at presentations related to the Transaction as reasonably requested by the other party.

6.6  ACCESS; INFORMATION.

  (a) Pocono agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall afford Parent and Parent's officers, employees, counsel, accountants and other authorized representatives such access during normal business hours throughout the period prior to the Effective Time to the books, records, including, without limitation, Tax Returns and work papers of independent auditors, properties and personnel of Pocono and to such other information relating to Pocono as Parent may reasonably request and, during such period, it shall furnish promptly to Parent

                                             EXECUTION COPY


all information concerning the business, properties and personnel of Pocono as Parent may reasonably request.

  (b) Parent agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall afford Pocono and Pocono's officers, employees, counsel, accountants and other authorized representatives such access during normal business hours throughout the period prior to the Effective Time to the books, records, including without limitation, Tax Returns and work papers of independent auditors, properties and personnel of Parent and to such other information relating to Parent as Pocono may reasonably request and, during such period, it shall furnish promptly to Pocono all information concerning the business, properties and personnel of Parent and its Subsidiaries as Pocono may reasonably request.

  (c) All information furnished to either party by the other party pursuant to this Section 6.6 shall be subject to, and such receiving party shall hold all such information in confidence in accordance with the provisions of the Confidentiality Agreement, dated February 14, 2007 between Parent and Pocono (the "Confidentiality Agreement").

  (d) As soon as reasonably available but in no event more than five business days after filing, Pocono will deliver to Parent each report, financial or otherwise, filed by it with any Bank Regulatory Authority or the SEC.

  (e) Within 20 calendar days after the end of each month, Pocono will deliver to Parent the unaudited consolidated balance sheet and unaudited consolidated statement of operations of Pocono for the immediately preceding month prepared in accordance with GAAP except for the absence of footnotes and subject to year end audit adjustments or as otherwise noted therein.

  (f) Within 20 calendar days after the end of each month, Parent will deliver to Pocono the unaudited consolidated balance sheet and unaudited consolidated statement of operations of Parent for the immediately preceding month prepared in accordance with GAAP except for the absence of footnotes and subject to year end audit adjustments or as otherwise noted therein.

6.7 AFFILIATES. Pocono shall use its commercially reasonable efforts to identify those persons who may be deemed to be "affiliates" of Pocono within the meaning of Rule 145 promulgated by the SEC under the Securities Act and to cause each person so identified to deliver to Parent as soon as practicable, and in any event prior to the date of the Pocono Meeting, a written agreement to comply with the requirements of Rule 145 under the Securities Act in connection with the sale or other transfer of Parent Common Stock received in the Merger, which agreement shall be in the form attached as Annex D (the "Affiliate Letter").

                                             EXECUTION COPY


6.8  CERTAIN ACTIONS.

  (a) From the date of this Agreement through the Effective Time, except as otherwise permitted by this Section 6.8, Pocono will not, and will not authorize or permit any of its directors, officers, agents, employees, investment bankers, attorneys, accountants, advisors, agents, Affiliates or representatives (collectively, "Representatives") to, directly or indirectly,
(i) initiate, solicit, encourage or take any action to facilitate, including by way of furnishing information, any Acquisition Proposal (as defined below) or any inquiries with respect to or the making of any Acquisition Proposal, (ii) enter into or participate in any discussions or negotiations with, furnish any information relating to Pocono or afford access to the business, properties, assets, books or records of Pocono to, otherwise cooperate in any way with, or knowingly assist, participate in, facilitate or encourage any effort by any third party that is seeking to make, or has made, an Acquisition Proposal or (iii) except in accordance with Section 8.1(g), approve, endorse or recommend or enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to an Acquisition Proposal.

  (b) Notwithstanding anything herein to the contrary, Pocono and its Board of Directors shall be permitted (i) to comply with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal provided that the Board of Directors of Pocono shall not withdraw or modify in a manner adverse to Parent its Approval Recommendation except as set forth in subsection (iii) below; (ii) to engage in any discussions or negotiations with, and provide any information to, any person in response to a Superior Proposal (as defined below) by any such person, if and only to the extent that (x) Pocono's Board of Directors concludes in good faith, after receipt of an opinion from outside counsel, that failure to do so would reasonably be expected to breach its fiduciary duties to Pocono's shareholders under applicable law, (y) prior to providing any information or data to any person in connection with a Superior Proposal by any such person, Pocono's Board of Directors receives from such person an executed confidentiality agreement, which confidentiality terms shall be no less favorable to Pocono than those contained in the Confidentiality Agreement between Pocono and Parent, a copy of which executed confidentiality agreement shall have been provided to Parent for informational purposes and (z) at least 72 hours prior to providing any information or data to any person or entering into discussions or negotiations with any person, Pocono promptly notifies Parent in writing of the name of such person and the material terms and conditions of any such Superior Proposal and
(iii) to withdraw, modify, qualify in a manner adverse to Parent, condition or refuse to make its Approval Recommendation (the "Change in Pocono Recommendation") if Pocono's Board of Directors concludes in good faith, after consultation with outside counsel and financial advisors, that failure to do so would reasonably be expected to breach its fiduciary duties to Pocono's shareholders under applicable law.

  (c) Pocono will promptly, and in any event within 24 hours, notify Parent in writing of the receipt of any Acquisition Proposal or any information related thereto, which

                                             EXECUTION COPY


notification shall describe the Acquisition Proposal and identify the third party making the same.

  (d) Pocono agrees that it will, and will cause its Representatives to, immediately cease and cause to be terminated any activities, discussions or negotiations existing as of the date of this Agreement with any parties conducted heretofore with respect to any Acquisition Proposal.

  (e)  For purposes of this Agreement:

       (i) The term "Acquisition Proposal" means any inquiry, proposal or offer, filing of any regulatory application or notice, whether in draft or final form, or disclosure of an intention to do any of the foregoing from any person relating to any (w) direct or indirect acquisition or purchase of a business that constitutes a substantial portion of the net revenues, net income or net assets of Pocono, (x) direct or indirect acquisition or purchase of Pocono Common Stock after the date of this Agreement by a Person who on the date of this Agreement does not own 10% or more of Pocono's Common Stock and such Person by reason of such purchase or acquisition first becomes the owner of 10% or more of Pocono's Common Stock after the date of this Agreement or the direct or indirect acquisition or purchase of 5% or more of Pocono's Common Stock after the date of this Agreement by a Person who on the date of this Agreement owns 10% or more of Pocono's Common Stock, (y) tender offer or exchange offer that if consummated would result in any person beneficially owning 10% or more of any class of equity securities of Pocono or (z) merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Pocono other than the transactions contemplated by this Agreement.

       (ii) The term "Superior Proposal" means any bona fide, unsolicited written Acquisition Proposal made by a Third Party to acquire more than 50% of the combined voting power of the shares of Pocono Common Stock then outstanding or all or substantially all of Pocono's consolidated assets for consideration consisting of cash and/or securities that is on terms that the Board of Directors of Pocono in good faith concludes, after consultation with its financial advisors and receipt of a written opinion of outside counsel, taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal and the person making the proposal, including any break up fees, expense reimbursement provisions and conditions to consummation, (A) is on terms that the Board of Directors of Pocono in its good faith judgment believes to be more favorable from a financial point of view to its shareholders than the Merger; (B) for which financing, to the extent required, is then fully committed or reasonably determined to be available by the Board of Directors of Pocono and (C) is reasonably capable of being completed.

  (f)  If a Payment Event (as hereinafter defined) occurs,
Pocono shall pay to Parent by wire transfer of immediately available funds, within two business days following such

                                             EXECUTION COPY


Payment Event, a fee of One Million Two Hundred Thousand Dollars
($1,200,000) (the "Break-up Fee").

  (g)  The term "Payment Event" means any of the following:

       (i) the termination of this Agreement by Parent pursuant to Section 8.1(f);

       (ii) the termination of this Agreement by Pocono pursuant to Section 8.1(g);

       (iii) the termination of this Agreement pursuant to any other Section following the commencement of a tender offer or exchange offer for 25% or more of the outstanding common stock of Pocono and Pocono shall not have sent to its shareholders, within 10 business days after the commencement of such tender offer or exchange offer, a statement that the Pocono Board recommends rejection of such tender offer or exchange offer; or

       (iv) the occurrence of any of the following events within twelve months of the termination of this Agreement pursuant to Section 8.1, provided that an Acquisition Proposal shall have been made by a Third Party after the date hereof and prior to such termination that shall not have been withdrawn in good faith prior to such termination: (A) Pocono enters into an agreement to merge with or into, or be acquired, directly or indirectly, by merger or otherwise by, such Third Party; (B) such Third Party, directly or indirectly, acquires substantially all of the total assets of Pocono, taken as a whole; or (C) such Third Party, directly or indirectly, acquires more than 50% of the outstanding Pocono Common Stock. As used herein, "Third Party" means any person as defined in Section 13(d) of the Exchange Act other than Parent or its Affiliates.

  (h)  Pocono acknowledges that the agreements contained in
Section 6.8(e) are an integral part of the transactions contemplated in this Agreement and that without these agreements Parent would not enter into this Agreement. Accordingly, in the event Pocono fails to pay to Parent the Break up Fee, promptly when due, Pocono shall, in addition thereto, pay to Parent all costs and expenses, including attorneys' fees and disbursements, incurred in collecting such Break up Fee together with interest on the amount of the Break up Fee or any unpaid portion thereof, from the date such payment was due until the date such payment is received by Parent, accrued at the fluctuating prime rate as quoted in The Wall Street Journal as in effect from time to time during the period.

6.9 CERTAIN POLICIES. Prior to the Effective Date, Pocono shall, consistent with GAAP, the rules and regulations of the SEC and applicable banking laws and regulations, modify or change its loan, OREO, accrual, reserve, tax, litigation and real estate valuation policies and practices, including loan classifications and levels of reserves, so as to be applied on a basis that is consistent with that of Parent; provided, however, that no such modifications or changes need be made prior to the satisfaction of the conditions set forth in Section 7.1(b); and further provided that in any event, no accrual or reserve made by Pocono pursuant to this Section 6.9 shall constitute or be deemed to be a breach, violation

                                             EXECUTION COPY


of or failure to satisfy any representation, warranty, covenant, agreement, condition or other provision of this Agreement or otherwise be considered in determining whether any such breach, violation or failure to satisfy shall have occurred. The recording of any such adjustments shall not be deemed to imply any misstatement of previously furnished financial statements or information and shall not be construed as a concurrence of Pocono or its management with any such adjustments.

6.10 INDEMNIFICATION.

  (a) From and after the Effective Time through the sixth anniversary of the Effective Time, Parent (the "Indemnifying Party") shall indemnify and hold harmless each present and former director, officer and employee of Pocono, as applicable, (the "Indemnified Parties") against any costs or expenses, including reasonable attorneys' fees, judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, arising in whole or in part out of or pertaining to the fact that he or she was a director, officer, employee, fiduciary or agent of Pocono or is or was serving at the request of Pocono as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, except for matters related to the negotiation, execution and performance of this Agreement or consummation of the Transaction, to the fullest extent that such Indemnified Parties would be entitled under the Pocono Articles and the Pocono Bylaws, as applicable, or any agreement, arrangement or understanding that has been Previously Disclosed by Pocono pursuant to this Section, in each case as in effect on the date hereof.

  (b) Any Indemnified Party wishing to claim indemnification under this Section 6.10, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Indemnifying Party, but the failure to so notify shall not relieve the Indemnifying Party of any liability it may have to such Indemnified Party if such failure does not actually prejudice the Indemnifying Party. In the event of any such claim, action, suit, proceeding or investigation, whether arising before or after the Effective Time, (i) the Indemnifying Party shall have the right to assume the defense thereof and the Indemnifying Party shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Indemnifying Party elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues that raise conflicts of interest between the Indemnifying Party and the Indemnified Parties, the Indemnified Parties may retain counsel which is reasonably satisfactory to the Indemnifying Party, and the Indemnifying Party shall pay, promptly as statements therefor are received, the reasonable fees and expenses of such counsel for the Indemnified Parties, which may not exceed one firm in any jurisdiction, (ii) the Indemnified Parties will cooperate in the defense of any such matter, (iii) the Indemnifying Party shall not be liable for any settlement effected without its prior written consent which shall not be unreasonably withheld;(iv) the Indemnifying Party shall have no obligation hereunder in the event that a federal or state

                                             EXECUTION COPY


banking agency or a court of competent jurisdiction shall determine that indemnification of an Indemnified Party in the manner contemplated hereby is prohibited by applicable laws and regulations; and (v) the Indemnifying Party shall not be liable nor obligated to provide the Indemnified Party with any indemnification or other legal protection in connection with any investigation, proceeding, claim, action, suit, or fines, losses, penalties, claims, damages, expenses or liabilities regarding or relating to any securities laws, or matters relating to an Indemnified Parties transaction of Pocono Common Stock, Pocono Options, or Pocono Warrants.

  (c) Prior to the Effective Time, Parent shall cause the persons serving as directors and officers of Pocono immediately prior to the Effective Time to be covered by the directors' and officers' liability insurance policy maintained by Pocono for a period of six years after the Effective Time, provided that Parent may substitute therefor policies of at least the same coverage and amounts containing terms and conditions that are not materially less advantageous than such policy or single premium tail coverage with policy limits equal to Pocono's existing coverage limits, with respect to acts or omissions occurring prior to the Effective Time that were committed by such directors and officers in their capacities as such, provided that in no event shall Parent be required to expend for any one year an amount in excess of 150% of the annual premium currently paid by Pocono for such insurance (the "Insurance Amount"), and further provided that if Parent is unable to maintain or obtain the insurance called for by this Section 6.10(c) as a result of the preceding provision, Parent shall use its commercially reasonable best efforts to obtain the most advantageous coverage as is available for the Insurance Amount.

  (d) The provisions of this Section 6.10 are intended to be for the benefit of and shall be enforceable by each of the Indemnified Parties and his or her heirs.

6.11  BENEFIT PLANS.

  (a) As soon as administratively practicable after the Effective Time, Parent shall take all reasonable action so that employees of Pocono shall be entitled to participate in each employee benefit plan, program or arrangement of Parent of general applicability as in effect from and after the Effective Time (the "Parent Benefit Plans") to the same extent as similarly-situated employees of Parent and its Subsidiaries, it being understood that inclusion of the employees of Pocono in the Parent Benefit Plans may occur at different times with respect to different plans, provided that coverage shall be continued under corresponding Benefit Plans of Pocono until such employees are permitted to participate in the Parent Benefit Plans and provided further, however, that nothing contained herein shall require Parent or any of its Subsidiaries to make any grants to any former employee of Pocono under any discretionary equity compensation plan of Parent, except as otherwise provided in this Agreement. Parent shall cause each Parent Benefit Plan in which employees of Pocono are eligible to participate to recognize, for purposes of determining eligibility to participate in, the vesting of benefits and for all other purposes, but not for accrual of or computing benefits, under the Parent Benefit Plans, the service of such employees with Pocono to the same extent as such service was credited for such purpose by Pocono, provided, however, that such service shall not be recognized to the extent that such

                                             EXECUTION COPY


recognition would result in a duplication of benefits or is disallowed under a Parent Benefit Plan. Except for the commitment to continue those Benefit Plans of Pocono that correspond to Parent Benefit Plans until employees of Pocono are included in such Parent Benefit Plans, nothing herein shall limit the ability of Parent to amend or terminate any of Pocono's Benefit Plans in accordance with and to the extent permitted by their terms at any time permitted by such terms.

  (b) At and following the Effective Time, and except as otherwise provided in Section 6.11(d) Parent shall honor, and the Surviving Bank shall continue to be obligated to perform, in accordance with their terms, all benefit obligations to, and contractual rights of, current and former employees of Pocono and current and former directors of Pocono existing as of the Effective Date, as well as all employment, executive severance or "change in control" or similar agreements, plans or policies of Pocono that are set forth on Schedule 6.11(b) of the Pocono Disclosure Schedule, subject to the receipt of any necessary approval from any Bank Regulatory Authority. The severance or termination payments that are payable pursuant to such agreements, plans or in accordance with Section 6.19.

  (c) At such time as employees of Pocono become eligible to participate in a medical, dental or health plan of Parent or its Subsidiaries, Parent shall cause each such plan to (i) waive any preexisting condition limitations to the extent such conditions are covered under the applicable medical, health or dental plans of Parent, (ii) provide full credit under such plans for any deductibles, co payment and out of pocket expenses incurred by the employees and their dependents during the portion of the calendar year prior to such participation and (iii) waive any waiting period limitation or evidence of insurability requirement that would otherwise be applicable to such employee or dependent on or after the Effective Time to the extent such employee or dependent had satisfied any similar limitation or requirement under an analogous Benefit Plan prior to the Effective Time.

  (d) Immediately prior to the Effective Time, Pocono shall, at the written request of Parent, freeze or terminate such of the Pocono Benefit Plans as is requested by Parent.

6.12 PARENT AND PARENT BANK BOARD. On or after the Effective Date, two Persons (the "Pocono Nominees") selected by Pocono's Board of Directors and subject to (a) compliance with the Parent articles and bylaws, (b) such Persons meeting the eligibility requirements for a director of Parent and Parent Bank of any Regulatory Authority relating to Parent and Parent Bank, and (c) approval of such Persons by Parent (which approval will not otherwise be unreasonable withheld, determined in the Parent's discretion), shall be the directors of Parent and Parent Bank, each to hold office until his successor is elected and qualified or otherwise in accordance with applicable law, the Parent articles and bylaws and Parent Bank's articles and bylaws. Subject to the above, as of the Effective Time, the Pocono Nominees who shall serve as directors of both Parent Board and Parent Bank Board shall serve for not less than two years following the Effective Date and until his/her successor is elected and qualified. Pocono shall submit the names of the Pocono Nominees no later than seven days prior to the initial

                                             EXECUTION COPY


filing date of the Registration Statement by Parent with the SEC. Such Pocono Nominees shall have agreed to execute any consent required to be filed with the Registration Statement.

6.13 NOTIFICATION OF CERTAIN MATTERS. Each of Pocono and Parent shall give prompt notice to the other of any fact, event or circumstance known to it that (i) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it or (ii) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein.

6.14 REGULATORY CONDITIONS. In the event of the imposition of any conditions, restrictions or requirements in connection with the regulatory approvals required by Section 7.1(b) that Parent determines would materially reduce the benefits of the Merger as provided in Section 7.1(b), Parent shall use its commercially reasonable efforts to obtain the removal of any such condition, restriction or requirement.

6.15 EXEMPTION FROM LIABILITY UNDER SECTION 16(B). Assuming that Pocono delivers to Parent the Section 16 Information not less than five Business Days in advance of the Effective Time, the Board of Directors of Parent, or a committee of Non Employee Directors thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), shall reasonably promptly thereafter and in any event prior to the Effective Time adopt a resolution providing that the receipt by the Pocono Insiders of Parent Common Stock in exchange for shares of Pocono Common Stock, and to the extent such securities are listed in the
Section 16 Information provided by Pocono to Parent prior to the Effective Time, are intended to be exempt from liability pursuant to Section 16(b) under the Exchange Act such that any such receipt shall be so exempt.

6.16  CERTAIN POST-CLOSING MATTERS.

  (a) From and after the Effective Time, Parent shall cause Parent Bank to establish a new Pocono Region that will consist of the existing branches of Pocono and the Swiftwater Branch, that will be called, consistent with applicable regulations, "Pocono Bank, a Division of First Keystone National Bank (the "Pocono Division"). Parent shall cause Parent Bank to operate the Pocono Division for a period of at least two years after the Effective Date.

  (b) Parent shall cause Parent Bank to establish and maintain for at least two years after the Effective Date a community advisory board of directors for the Pocono Division (the "Pocono Advisory Board"). The Pocono Advisory Board shall be formed by Parent Bank and be operated in a manner that is consistent with Parent Bank's past practices and policies with respect to its existing community advisory boards. For not less than two years following the Effective Date, the membership of the Pocono Advisory Board shall include all current members of the Pocono Board of Directors who chose to serve subject to Parent advisory board procedures, listed on Schedule 6.16(b) who are not on the Parent board of directors subject to confirmation of such initial members by the Nominating and Corporate Governance Committee of Parent.

                                             EXECUTION COPY


6.17 EMPLOYMENT MATTERS. Parent agrees to cause Parent Bank to enter into an Acknowledgement and Release in the form of Annex A, Employment Agreement in the form of Annex B, and Consulting Agreement in the form of Annex C with John G. Gerlach commencing on the Effective Date.

6.18 DIRECTOR AGREEMENTS. Pocono agrees to use reasonable commercial efforts to cause each director of Pocono to execute Affiliates Letter in the form of Annex D, Voting Agreement in the form of Annex E, a Non Competition and Non Solicitation Agreement in the form of Annex F, the Stock Option and Warrant Cancellation Agreement in the Form of Annex G, and the Pocono Option and Pocono Warrant Standstill Agreement in the form of Annex H.

6.19  EMPLOYEES; SEVERANCE POLICY.

  (a) Subject to Parent Bank's usual personnel and qualification policies, Parent Bank will endeavor to continue the employment of all current Pocono employees in positions that will contribute to the successful performance of the combined organization. More specifically Parent Bank will, after consultation with Pocono prior to the Effective Date, use its best efforts to inform each Pocono employee of the likelihood of such employee having continued employment with Parent Bank. Parent Bank will give any Pocono applicant significant consideration over other applicants with similar experience. Where there is a coincidence of responsibilities, Parent Bank will try to reassign the affected individual to a needed position that uses the skills and abilities of the individual. If that is impractical or if Parent Bank elects to eliminate a position or does not offer the employee comparable employment (i.e., a position of substantially similar job descriptions or responsibilities at substantially the same salary level in a work location that is within twenty five (25) miles of the employee's then current work location with Pocono, Parent Bank will make severance payments to the displaced employee as set forth in this Section 6.19.

  (b)  Except for certain Key Employees listed on Schedule
6.19, Parent Bank will grant an employee two (2) weeks of severance pay for each year of service, and continue to pay medical benefits during the severance payment term or until enrolled in another health plan, whichever occurs first, provided that any coverage period required under Code Section 4980B shall run concurrently with the period that health benefit coverage is provided to such person(s) under this Section. In lieu of the severance payments provided under this Subsection 6.19(b), the Key Employees shall receive nine (9) months of their then current salary and continued medical benefits for up to nine (9) months or until enrolled in another health plan, whichever occurs first, provided that any coverage period required under Code Section 4980B shall run concurrently with the period that health benefit coverage is provided to such person(s) under this Section.

  (c) All employees of Pocono on the date hereof will be eligible for severance benefits set forth in this Section 6.19, except that no employee of Pocono who shall receive any severance benefits as provided hereunder shall also be eligible for any payment or benefit pursuant to any "change in control"

                                             EXECUTION COPY


agreement, employment agreement or similar plan or right.

  (d) Each person eligible for severance benefits will remain eligible for such benefits if his or her employment is terminated, other than for "cause," or voluntarily terminates his or her employment after being offered a position that is not "comparable employment" as defined in Section 6.19(a) above, within twelve (12) months after the Effective Date. Any person whose employment with Parent Bank is terminated without "cause" after twelve (12) months from the Effective Date shall receive such severance benefit from Parent Bank as is provided for in Parent Bank's general severance policy for such terminations (with full credit being given for each year of service with Pocono).

  (e) For purposes of this Section 6.19, "cause" means the employer's good faith reasonable belief that an employee (1) committed fraud, theft or embezzlement; (2) falsified corporate records; (3) disseminated confidential information concerning customers, Parent or Parent Bank or any of its or their employees in violation of any applicable confidentiality agreement or policy, or (4) failed to adequately perform his or her duties as an employee.

6.20 POCONO OPTIONS AND POCONO WARRANTS. Pocono shall use its best efforts to cause each Pocono Option Holder and Pocono Warrant Holder to accept, at the Effective Time, a cash payment in full liquidation of all of the Pocono Options and Pocono Warrants.

                           ARTICLE VII

             CONDITIONS TO CONSUMMATION OF THE MERGER

7.1  CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER.
The respective obligation of each of the parties hereto to consummate the Merger is subject to the fulfillment or, to the extent permitted by applicable law, written waiver by the parties hereto prior to the Closing Date of each of the following conditions:

  (a) SHAREHOLDER APPROVAL. This Agreement and the Merger shall have been duly approved by the requisite vote of the holders of outstanding shares of Pocono Common Stock as required by law and the Pocono Articles.

  (b) REGULATORY APPROVALS. All regulatory approvals required to consummate the Merger shall have been obtained, including the receipt of any necessary regulatory approval to operate the main and branch offices of Pocono as offices of the Surviving Bank, and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals shall contain any conditions, restrictions or requirements that the Parent Board reasonably determines in good faith would, individually or in the aggregate, materially reduce the benefits of the Transaction.

                                             EXECUTION COPY


  (c) NO INJUNCTION. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order, whether temporary, preliminary or permanent, that is in effect and prohibits consummation of the Transaction.

  (d) REGISTRATION STATEMENT. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated by the SEC and not withdrawn and all blue sky obligations shall have been complied with to Parent's satisfaction.

7.2  CONDITIONS TO OBLIGATION OF POCONO. The obligation of
Pocono to consummate the Merger is also subject to the fulfillment by Parent or written waiver by Pocono prior to the Closing Date of each of the following conditions:

  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent set forth in this Agreement, subject in all cases to the standard set forth in Section 5.2, shall be true and correct as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date, except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date, and Pocono shall have received a certificate, dated the Effective Date, signed on behalf of Parent by the Chief Executive Officer and the Chief Financial Officer of Parent to such effect.

  (b) PERFORMANCE OF OBLIGATIONS OF PARENT. Parent shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time in order to consummate the Merger, and Pocono shall have received a certificate, dated the Effective Date, signed on behalf of Parent by the Chief Executive Officer and the Chief Financial Officer of Parent to such effect.

  (c) TAX OPINION. Pocono shall have received the written opinion of Saul Ewing LLP, dated as of the Effective Date, which shall be based on such written representations from Parent, Pocono and others as such counsel shall reasonably request, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code.

  (d) OTHER ACTIONS. Parent shall have furnished Pocono with such certificates of its respective officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 7.1 and 7.2 as Pocono may reasonably request.

                                             EXECUTION COPY


7.3  CONDITIONS TO OBLIGATION OF PARENT. The obligation of
Parent to consummate the Merger is also subject to the fulfillment by Pocono or written waiver by Parent prior to the Closing Date of each of the following conditions:

  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Pocono set forth in this Agreement, subject in all cases to the standard set forth in Section 5.2, shall be true and correct as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date, except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date, and Parent shall have received a certificate, dated the Effective Date, signed on behalf of Pocono by the President and Chief Executive Officer and the Chief Financial Officer of Pocono to such effect.

  (b) PERFORMANCE OF OBLIGATIONS OF POCONO. Pocono shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time in order to consummate the Merger, and Parent shall have received a certificate, dated the Effective Date, signed on behalf of Pocono by the Chairman and Chief Executive Officer and the Chief Financial Officer of Pocono to such effect.

  (c) TAX OPINION. Parent shall have received the written opinion of Bybel Rutledge LLP, or such other accounting or law firm as Parent may choose, dated as of the Effective Date, which shall be based on such written representations from Parent, Pocono and others as such counsel shall reasonably request, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code.

  (d) ENVIRONMENTAL REPORTS. Pocono shall have furnished Parent with a Phase I environmental study with respect to all real property owned by Pocono (which Phase I environmental studies shall be at the sole cost and expense of Parent), the findings of which studies shall be commercially acceptable to Parent who shall not unreasonably withhold such acceptance.

  (e) NO MATERIAL ADVERSE EFFECT. No change in the business, property, assets (including loan portfolios), liabilities (whether absolute, contingent or otherwise), operations, liquidity, income, or financial condition of Pocono shall have occurred since the date of this Agreement, which has had, or would reasonably be likely to have, a Material Adverse Effect.

  (f) LANDLORD CONSENT. Parent shall have received all consents and authorizations of landlords and other persons that are necessary to permit the Merger to be consummated without the violation of any lease or other material agreement to which Pocono is a party or by which any of its properties are bound, except where failure to obtain such consent or authorization would be reasonably expected not to have a Material Adverse Effect.

                                             EXECUTION COPY


  (g) ILLEGALITY. No statute, rule or regulation shall have been enacted, entered, promulgated or enforced by any governmental authority that prohibits, restricts or makes illegal the consummation of the transactions contemplated by this Agreement.

  (h) EMPLOYEE MATTERS. Parent shall have received an executed Acknowledgement and Release in the form of Annex A, Employment Agreement in the form of Annex B and Consulting Agreement in the form of Annex C from John G. Gerlach and the key employees listed on Schedule 7.3(h) shall have entered into mutually acceptable employment arrangements.

  (i) DIRECTOR AGREEMENTS. Parent shall have received from each director of Pocono an executed Affiliates Letter in the form of Annex D, Voting Agreement in the form of Annex E, and a Non Competition and Non Solicitation Agreement in the form of Annex F, the Stock Option Warrant Cancellation Agreement in the form of Annex G, and the Pocono Option and Pocono Warrant Standstill Agreement in the form of Annex H.

  (j) DISSENTING SHARES. No more than Seven Percent (7%) of the issued and outstanding shares of Pocono Common Stock shall be Dissenting Shares.

  (k) POCONO WARRANTS AND POCONO OPTIONS. Each director and officer of Pocono who is a Pocono Option Holder and Pocono Warrant Holder shall have executed a Stock Option and Warrant Cancellation Agreement in the form of Annex G with respect to the unexercised Pocono Options and Pocono Warrants in which they are legal or beneficial owner, and agreed to a one (1) year extension of the final exercise date for Pocono Warrants.

  (l) EXERCISED POCONO WARRANTS AND POCONO OPTIONS. Pocono Options and Pocono Warrants held by non directors and non officers shall not have been exercised after the date of this Agreement for more than 20,000 shares of Pocono Common Stock and Parent shall have received the Option and Warrant cancellation and termination forms provided for in Section 3.8.

  (m) LITIGATION. No material and adverse litigation shall be pending or instituted against Pocono.

  (n) OTHER ACTIONS. Pocono shall have furnished Parent with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 7.1 and 7.3 as Parent may reasonably request.

                                             EXECUTION COPY


                           ARTICLE VIII

                           TERMINATION

8.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Date, and the Transaction may be abandoned:

  (a) MUTUAL CONSENT. By the mutual consent in writing of Parent and Pocono if the Board of Directors of each so determines by vote of a majority of the members of its entire
Board.

  (b) BREACH. Provided that the terminating party is not then in material breach of any representation, warranty, covenant or agreement contained therein, subject in all cases to the standard set forth in Section 5.2, by Parent or Pocono, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of: (i) a breach by Parent, on the one hand, or Pocono, on the other hand, as the case may be, of any representation or warranty contained herein, subject to the standard set forth in Section 5.2, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party or parties of such breach; or (ii) a breach by Parent, on the one hand, or Pocono, on the other hand, as the case may be, of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party or parties of such breach, which breach, whether under (i) or (ii), would be reasonably expected, individually or in the aggregate with other breaches, to result in a Material Adverse Effect with respect to Parent or Pocono, as the case may be.

  (c) DELAY. By Parent or Pocono, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the Merger is not consummated by April 30, 2008, except to the extent that the failure of the Merger then to be consummated by such date shall be due to the failure of the party seeking to terminate pursuant to this Section 8.1(c) to perform or observe the covenants and agreements of such party set forth in this Agreement.

  (d)  NO REGULATORY APPROVAL. By Parent or Pocono, if its
Board of Directors so determines by a vote of a majority of the members of its entire Board, in the event the approval of any Governmental Authority required for consummation of the Merger and the other transactions contemplated by this Agreement shall have been denied by final nonappealable action of such Governmental Authority or an application therefor shall have been permanently withdrawn at the request of a Governmental Authority, provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 8.1(d) if such denial shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants of such party set forth herein.

                                             EXECUTION COPY


  (e)  NO POCONO SHAREHOLDER APPROVAL. By Parent, or by
Pocono provided that Pocono shall not be in material breach of any of its obligations under Section 6.2, if any approval of the shareholders of Pocono contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at the Pocono Meeting or at any adjournment or postponement thereof.

  (f) POCONO FAILURE TO RECOMMEND. At any time prior to the Pocono Meeting, by Parent if (i) Pocono shall have breached
Section 6.8 in any respect materially adverse to Parent, (ii) the Pocono Board shall have failed to make its Approval Recommendation or shall have effected a Change in Pocono Recommendation, (iii) the Pocono Board shall have recommended approval of an Acquisition Proposal or (iv) Pocono shall have materially breached its obligations under Section 6.2 by failing to call, give notice of, convene and hold the Pocono Meeting.

  (g) SUPERIOR PROPOSAL . At any time prior to the date of mailing of the Proxy Statement, by Pocono in order to enter concurrently into an Acquisition Proposal that has been received by Pocono and the Pocono Board of Directors in compliance with Sections 6.8(a) and (b) and that Pocono's Board of Directors concludes in good faith, in consultation with its financial and legal advisors, that such Acquisition Proposal is a Superior Proposal; provided, however, that this Agreement may be terminated by Pocono pursuant to this Section 8.1(g) only after the fifth Business Day following Pocono's provision of written notice to Parent advising Parent, that the Pocono Board of Directors is prepared to accept a Superior Proposal and only if
(i) during such five-Business Day period, Pocono has caused its financial and legal advisors to negotiate with Parent in good faith to make such adjustments in the terms and conditions of this Agreement such that such Acquisition Proposal would no longer constitute a Superior Proposal, (ii) Pocono's Board of Directors has considered such adjustments in the terms and conditions of this Agreement resulting from such negotiations and has concluded in good faith, based upon consultation with its financial and legal advisers, that such Acquisition Proposal remains a Superior Proposal even after giving effect to the adjustments proposed by Parent and further provided that such termination shall not be effective until Pocono has paid the Break-up Fee to Parent.

  (h)  AVERAGE CLOSING PRICE AND INDEX CLOSING PRICE. By
Pocono at any time during the two business day period following the Determination Date, if both of the following conditions (i) and (ii) are satisfied:

       (i) the Average Closing Price determined as of the Determination Date shall be less than $16.20; and

       (ii) the number obtained by dividing the Average Closing Price on the Determination Date by $18.00, such number being referred to herein as the "Parent Ratio", shall be less than the number obtained by dividing the Index Closing Price by the Starting Index

                                             EXECUTION COPY


       Price, such number being referred to herein as the "Index Ratio", and subtracting 0.100 from such quotient.

       Provided, that if Pocono elects to exercise such termination right, it shall give prompt written notice to Parent, and further provided that such notice of election to terminate may be withdrawn at any time within the aforementioned period.

  (i)  POCONO OPTIONS AND POCONO WARRANTS. By Parent, if
Pocono shall have issued shares of Pocono Common Stock pursuant to any Pocono Options or Pocono Warrants held by a non director or non officer in an amount greater than 20,000 shares of Pocono Common Stock or if any Pocono Options or Pocono Warrants are exercised by any member of the Pocono Board.

  (j) By Parent if the "goodwill" to be recorded as a result of this transaction under GAAP will or is reasonably likely to result in Parent not maintaining "well capitalized" status for regulatory purposes.

8.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either Parent or Pocono as provided in Section 8.1, this Agreement shall forthwith become void and have no effect except (i) Sections 6.6(c), 6.8(e) and (f), 8.2 and 9.5 shall survive any termination of this Agreement and (ii) notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liability or damages arising out of its willful breach of any of the provisions of this Agreement.

                            ARTICLE IX

                          MISCELLANEOUS

9.1 SURVIVAL. No representations, warranties, agreements and covenants contained in this Agreement shall survive the Effective Time, other than agreements or covenants contained herein that by their express terms are to be performed in whole or in part after the Effective Time, or the termination of this Agreement if this Agreement is terminated prior to the Effective Time, other than Sections 6.6(c), 8.2 and, excepting Section 9.12, this Article IX, which shall survive any such termination. Notwithstanding anything in the foregoing to the contrary, no representations, warranties, agreements and covenants contained in this Agreement shall be deemed to be terminated or extinguished so as to deprive a party hereto or any of its affiliates of any defense at law or in equity that otherwise would be available against the claims of any Person, including without limitation any shareholder or former shareholder.

9.2 WAIVER; AMENDMENT. Prior to the Effective Time, any provision of this Agreement may be (i) waived, by the party benefited by the provision or (ii) amended or modified at any time, by an agreement in writing among the parties hereto executed in the same manner as this Agreement, except that after the Pocono Meeting no amendment shall be made that by law

                                             EXECUTION COPY


requires further approval by the shareholders of Pocono without obtaining such approval.

9.3 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

9.4 GOVERNING LAW. This Agreement shall be governed by, and interpreted in accordance with, the laws of the Commonwealth of Pennsylvania applicable to contracts made and to be performed entirely within such State.

9.5  EXPENSES.

  (a) Except as set forth in Section 9.5(b), each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants and counsel, except that expenses of printing the Proxy Statement and the registration fee to be paid to the SEC in connection with the Registration Statement shall be shared equally between Pocono and Parent, and provided further that nothing contained herein shall limit either party's rights to recover any liabilities or damages arising out of the other party's willful breach of any provision of this Agreement.

  (b) In the event that this Agreement is terminated by either Pocono or Parent pursuant to Section 8.1(b), then the breaching party shall pay to the terminating party, or by Parent pursuant to Section 8.1(e), then Pocono shall pay Parent, by wire transfer of immediately available funds, within two business days following delivery of a statement of such expenses, all out of pocket costs and expenses (including without limitation, professional fees of legal counsel, financial advisors and accountants, and their expenses) actually incurred by the terminating party or Parent, as the case may be, in connection with the Merger and this Agreement.

9.6 NOTICES. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

  If to Pocono to:

  Pocono Community Bank
  559 Main Street
  Stroudsburg, PA 18360
  Phone:  570-424-9700
  Fax:  570-422-1367
  Attention:  John G. Gerlach

                                             EXECUTION COPY


  With a copy to:

  Saidis Flower & Lindsay
  26 West High Street
  Carlisle, PA 17013
  Phone: 717-243-6222
  Fax: 717-243-6486
  Attention: John Lampi, Esquire

  If to Parent to:

  First Keystone Corporation
  111 West Front Street
  P.O. Box 289
  Berwick, PA 18603
  Phone: 570-752-3671
  Fax: 570-752-4022
  Attention: J. Gerald Bazewicz

  With a copy to:

  Bybel Rutledge LLP
  1017 Mumma Road, Suite 302
  Lemoyne, PA 17043
  Phone:  (717) 731-1700
  Fax: (717) 731-8205
  Attention: Nicholas Bybel, Jr., Esquire

9.7 ENTIRE UNDERSTANDING; NO THIRD PARTY BENEFICIARIES. This Agreement and the Confidentiality Agreement represent the entire understanding of the parties hereto and thereto with reference to the Transaction, and this Agreement and the Confidentiality Agreement supersede any and all other oral or written agreements heretofore made. Except for the Indemnified Parties' right to enforce Parent's obligations under Section 6.10, which is expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives, and except for the right of the members of the Pocono Advisory Board to enforce Parent's commitments under Section 6.16, nothing in this Agreement, expressed or implied, is intended to confer upon any Person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

9.8  SEVERABILITY. Except to the extent that application of this
Section 9.8 would have a Material Adverse Effect on Pocono or Parent, any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions

                                             EXECUTION COPY


of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable. In all such cases, the parties shall use their reasonable best efforts to substitute a valid, legal and enforceable provision that, insofar as practicable, implements the original purposes and intents of this Agreement.

9.9 ENFORCEMENT. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. In the event attorneys' fees or other costs are incurred to secure performance of any of the obligations herein provided for, or to establish damages for the breach thereof, or to obtain any other appropriate relief, whether by way of prosecution or defense, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs incurred therein.

9.10 INTERPRETATION. When a reference is made in this Agreement to Sections, Annexes or Schedules, such reference shall be to a Section of, or Annex or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Whenever the words "as of the date hereof" are used in this Agreement, they shall be deemed to mean the day and year first above written.

9.11 ASSIGNMENT. Pocono may not assign this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the Parent. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

9.12 ALTERNATIVE STRUCTURE. Notwithstanding any provision of this Agreement to the contrary, until the Registration Statement is declared effective, Parent may at any time modify the structure of the acquisition of Pocono set forth herein, provided that (i) the Merger Consideration to be paid to the holders of Pocono Common Stock is not thereby changed in kind or reduced in amount as a result of such modification, (ii) such modification will not adversely affect the tax treatment to Pocono's shareholders as a result of receiving the Merger Consideration and (iii) such modification will not materially delay or jeopardize receipt of any required approvals of Governmental Authorities.

                                             EXECUTION COPY


  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.


ATTEST:                        FIRST KEYSTONE CORPORATION


______________________         By:  /s/ J. Gerald Bazewicz
                                    __________________________
                                    J. Gerald Bazewicz,
                                    President and Chief
                                    Executive Officer


ATTEST:                        FIRST KEYSTONE NATIONAL BANK


______________________         By:  /s/ J. Gerald Bazewicz
                                    __________________________
                                    J. Gerald Bazewicz,
                                    President and Chief
                                    Executive Officer


ATTEST:                        POCONO COMMUNITY BANK


______________________         By:  /s/ John G. Gerlach
                                    __________________________
                                    John G. Gerlach, President

                                             EXECUTION COPY


                             ANNEX A


                   ACKNOWLEDGEMENT AND RELEASE
                   ___________________________

                        READ IT CAREFULLY


     NOTICE TO JOHN G. GERLACH:

     THIS IS A VERY IMPORTANT LEGAL DOCUMENT, AND YOU SHOULD CAREFULLY REVIEW AND UNDERSTAND THE TERMS AND EFFECT OF THIS DOCUMENT BEFORE SIGNING IT. BY SIGNING THIS ACKNOWLEDGEMENT AND RELEASE ("AGREEMENT"), YOU ARE AGREEING TO COMPLETELY RELEASE POCONO COMMUNITY BANK, FIRST KEYSTONE CORPORATION, AND FIRST KEYSTONE NATIONAL BANK AND THEIR SUBSIDIARIES, AFFILIATES, DIRECTORS AND OFFICERS. THEREFORE, YOU SHOULD CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS AGREEMENT. YOU HAVE TWENTY ONE (21) DAYS FROM THE DAY OF RECEIPT OF THIS DOCUMENT TO CONSIDER THE AGREEMENT. THE TWENTY ONE (21) DAYS WILL BEGIN TO RUN ON THE DAY AFTER RECEIPT. IF YOU CHOOSE TO SIGN THE AGREEMENT, YOU WILL HAVE AN ADDITIONAL SEVEN (7) DAYS FOLLOWING THE DATE OF YOUR SIGNATURE TO REVOKE THE AGREEMENT, AND THE AGREEMENT SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED.

     This Acknowledgement and Release (the "Acknowledgement and Release") is entered into effective May 10, 2007, by and among First Keystone Corporation ("Parent"), First Keystone National Bank ("Parent Bank"), Pocono Community Bank ("Pocono") and John
G. Gerlach ("Executive").

     WHEREAS, Executive and Pocono have entered into an employment agreement dated July 8, 1996, as amended April 30, 1997 and May 15, 1997 ("Employment Agreement");

     WHEREAS, Pocono, Parent, and Parent Bank will enter into an Agreement and Plan of Merger dated May 10, 2007 ("Merger
Agreement");

     WHEREAS, pursuant to the Merger Agreement, Pocono has agreed to make the payments set forth herein in exchange for the termination of the Employment Agreement on the Effective Date (as defined in the Merger Agreement), and in exchange for the execution of this Acknowledgement and Release;

     WHEREAS, the Merger Agreement sets forth the agreement of Parent and Parent Bank to enter into an employment agreement with Executive;

                                             EXECUTION COPY


     WHEREAS, Parent and Parent Bank are only willing to enter into the Merger Agreement on the condition that Executive provides the inducements set forth in this Agreement by executing this Agreement and that Executive enters into an employment agreement and a consulting agreement with Parent and Parent Bank.

     NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, it is agreed as follows:

     1. CONSIDERATION. On the Effective Date of the Merger, as defined in the Merger Agreement, in full satisfaction of the benefits that would otherwise be payable under the Employment Agreement, Pocono shall pay Executive a lump sum payment in the amount of $500,000.

     2.   RELEASE AND WAIVER.

     (a) Executive hereby agrees that the payments will be in full satisfaction of all obligations of Parent, Parent Bank, and Pocono under the Employment Agreement.

     (b) Executive, on behalf of himself, his heirs and assigns, irrevocably and unconditionally releases Pocono, Parent, and Parent Bank from all claims, controversies, liabilities, demands, causes of action, debts, obligations, promises, acts, agreements, and damages of whatever kind or nature, whether known or unknown, suspected or unsuspected, foreseen or unforeseen, liquidated or contingent, aspects of the Employment Agreement, including but no limited to, any and all claims for breach of express or implied contract or covenant of good faith and fair dealing (whether written or oral), all claims for retaliation or violation of public policy, breach of promise, detrimental reliance or tort (e.g. intentional infliction of emotional distress, defamation, wrongful termination, interference with contractual or advantageous relationship, etc), whether based on common law or otherwise; all claims arising under Title VII of the Civil Rights Act of 1964, as amended; the Age Discrimination in Employment Act; the Americans with Disabilities Act; claims for emotional distress, mental anguish, personal injury, loss of consortium; any and all claims that may be asserted on Executive's behalf by others (including the Equal Employment Opportunity Commission); or any other federal, state or local laws or regulations relating to employment or benefits associated with employment. The foregoing list is meant to be illustrative rather than inclusive.

     (c) Executive waives the rights and claims to the extent set forth above, and he also agrees not to institute, or have instituted, a lawsuit against Pocono, Parent and Parent Bank, based on any such waived claims or rights.

     (d)  EXECUTIVE ACKNOWLEDGES AND AGREES THAT THIS RELEASE IS
A FULL AND FINAL BAR TO ANY AND ALL CLAIMS(S) OF ANY TYPE THAT
HE MAY NOW HAVE AGAINST POCONO, PARENT OR PARENT BANK TO THE

                                             EXECUTION COPY


EXTENT PROVIDED ABOVE BUT THAT IT DOES NOT RELASE ANY CLAIMS
THAT MAY ARISE AFTER THE DATE OF THIS AGREEMENT.

     3.   ACCEPTANCE PERIOD.
          The following notice is included in this Agreement as required by the Older Workers Benefit Protection Act:

          YOU HAVE UP TO TWENTY ONE (21) DAYS FROM THE DATE OF RECEIPT OF THIS RELEASE TO ACCEPT THE TERMS OF THIS RELEASE, ALTHOUGH YOU MAY ACCEPT IT AT ANY TIME WITHIN THOSE TWENTY ONE (21) DAYS. YOU ARE ADVISED TO CONSULT WITH AN ATTORNEY REGARDING THIS RELEASE.

The twenty one (21) day period will begin to run on the day after Executive receives this Agreement. It will then run for a full twenty one (21) calendar days and expire at the end of the twenty first day (the "Acceptance Period"). In order to accept this Agreement, Executive must sign his name and date his signature at the end of this letter and return it to Nicholas Bybel, Jr., Bybel Rutledge LLP, 1017 Mumma Road, Suite 302, Lemoyne, Pennsylvania 17043. If the twenty first day of the Acceptance Period falls on a Saturday, a Sunday, or a legal holiday, Mr. Bybel's receipt of his acceptance by the close of business on the next business day immediately following such Saturday, Sunday or legal holiday will be sufficient to effect a timely acceptance of this Agreement.

     4. REVOCATION PERIOD. Executive has the right to revoke this Agreement at any time within seven (7) days from the date Executive signs and delivers this Agreement to the Parent and Pocono (the "Revocation Period"), and this Agreement will not become effective and enforceable until the Revocation Period has expired. (NOTE: The Revocation Period will begin on the day after the day on which Executive has signed this Agreement and delivered it to Pocono and the Parent and, as indicated by the date Executive affixes to his signature at the end of this Agreement. It will then run for seven calendar days and expire at the end of the seventh day.) In order to revoke this Agreement, Executive must notify the Parent in writing of his decision to revoke the Agreement. Executive must ensure that the Parent (via Mr. Bybel, at the address indicated in Paragraph 3 above) receives his written notice of revocation at his office in Lemoyne, Pennsylvania within the aforementioned Revocation Period. If the seventh day of the Revocation Period falls on a Saturday, a Sunday, or a legal holiday, the Parent's receipt of his notice of revocation by the close of business on the next business day immediately following such Saturday, Sunday or legal holiday will be sufficient to effect a timely revocation of this Agreement. Provided that the Revocation Period expires without his having revoked this Agreement, this Agreement shall take effect on the next day following the Revocation Period, and such next day shall constitute the Effective Date hereof.

     5. SEVERABILITY. Should any provision(s) of this Agreement be determined, in a proceeding to enforce or interpret this Agreement, to be invalid or unenforceable, then, provided that the provision(s) deemed to be invalid or unenforceable do

                                             EXECUTION COPY


not constitute all or substantially all of the undertakings by Executive, Pocono, or Parent, the remainder of this Agreement shall continue in full force and effect.

     6. NOTICES. Unless otherwise provided in this Agreement, any notice required or permitted to be given under this Agreement shall be deemed properly given if in writing and if mailed by registered or certified mail, postage prepaid with return receipt requested, to Executive's residence, in the case of notices to Executive, and to the principal executive offices of Parent and Parent Bank, in the case of notices to Parent and Parent Bank, and to the principal executive offices of Pocono, in the case of notices to Pocono.

     7. CHOICE OF LAW. This Agreement shall be governed by, construed under and enforced pursuant to the laws of the Commonwealth of Pennsylvania.

     8. BINDING ON SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

     9. COUNTERPARTS. This Agreement may be executed in multiple counterparts, and shall be fully valid, legally binding and enforceable whether executed in a single document or in such counterparts.

                                             EXECUTION COPY



     10. TERMINATION. This Agreement shall terminate upon a termination of the Merger Agreement in accordance with its terms.


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


ATTEST:                       POCONO COMMUNITY BANK

______________________        By: _________________________
                              W. Peter Ahnert
                              Chairman


                              FIRST KEYSTONE CORPORATION

______________________        By: _________________________
                              J. Gerald Bazewicz
                              President and Chief
                              Executive Officer


                              FIRST KEYSTONE NATIONAL BANK

______________________        By: _________________________
                              J. Gerald Bazewicz
                              President and Chief
                              Executive Officer


WITNESS:                      EXECUTIVE

______________________        _____________________________
                              John G. Gerlach

                                             EXECUTION COPY


                             ANNEX B
                             _______

                       EMPLOYMENT AGREEMENT
                       ____________________


     THIS AGREEMENT is made as of the 10th day of May, 2007, between FIRST KEYSTONE CORPORATION ("Parent"), a Pennsylvania business corporation, FIRST KEYSTONE NATIONAL BANK ("Parent Bank"), a national banking association and John G. Gerlach ("Executive"), an individual residing in Pennsylvania.

                           WITNESSETH:
                           ___________

     WHEREAS, Parent is a registered bank holding company;

     WHEREAS, Parent Bank is a subsidiary of the Parent;

     WHEREAS, Parent, Parent Bank, and Pocono Community Bank
("Pocono"), entered into an Agreement and Plan of Merger dated
May 10, 2007 ("Merger Agreement");

     WHEREAS, Executive was the President and Chief Executive
Officer of Pocono;

     WHEREAS, pursuant to the Merger Agreement, Parent and Parent Bank have agreed to offer Executive this employment agreement;

     WHEREAS, Parent and Parent Bank desire to retain Executive to serve in the capacity of Executive Vice President of Parent
Bank under the terms and conditions set forth herein;

     WHEREAS, Executive desires to serve the Parent Bank in an executive capacity under the terms and conditions set forth herein;


                            AGREEMENT:
                            __________

     NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.   EMPLOYMENT.   Parent and Bank hereby employ Executive and
Executive hereby accepts employment with Parent and Parent Bank, under the terms and conditions set forth in this Agreement.

2.   DUTIES OF EXECUTIVE.  Executive shall serve as Executive
Vice President reporting to the President of the Parent Bank.
Executive shall have such other duties and hold such other

                                             EXECUTION COPY


titles as may be given to him from time to time by the President and Chief Executive Officer of Parent and Parent Bank.

3. ENGAGEMENT IN OTHER EMPLOYMENT. Executive shall devote all of his working time, ability and attention to the business of the Parent, Parent Bank and/or their subsidiaries or affiliates, during the term of this Agreement. The Executive shall notify the President and Chief Executive Officer of Parent and Parent Bank in writing before the Executive engages in any other business or commercial duties or pursuits, including but not limited to, directorships of other companies. Under no circumstances may the Executive engage in any business or commercial activities, duties or pursuits which compete with the business or commercial activities of the Parent, Parent Bank and/or any of their subsidiaries or affiliates nor may the Executive serve as a director or officer or in any other capacity in a company which competes with the Parent, Parent Bank and/or any of their subsidiaries or affiliates. Executive shall not be precluded, however, upon written notification to the President and Chief Executive Officer, from engaging in voluntary or philanthropic endeavors, from engaging in activities designed to maintain and improve his professional skills, or from engaging in activities incident or necessary to personal investments, so long as they are, in the President and Chief Executive Officer's reasonable opinion, not in conflict with or detrimental to the Executive's rendition of services on behalf of the Parent, Parent Bank and/or any of their subsidiaries or affiliates.

4.   TERM OF AGREEMENT.

     (a) This Agreement shall be for a one (1) year period (the "Employment Term") beginning on the Effective Date as defined in the Merger Agreement, and if not previously terminated pursuant to the terms of this Agreement, the Employment Term shall end one (1) year later.
     (b) Notwithstanding the provisions of Section 4(a) of this Agreement, this Agreement shall terminate automatically for Cause (as defined herein) upon written notice from the Board of Directors of each of Parent and Parent Bank to Executive. As used in this Agreement, "Cause" shall mean any of the following:

               (i) Executive's conviction of or plea of guilty or nolo contendere to a felony, a crime of falsehood or a crime involving moral turpitude, or the actual incarceration of Executive for a period of twenty (20) consecutive days or more;

               (ii)  Executive's failure to follow the good
          faith lawful instructions of the Board of Directors of Parent or Parent Bank with respect to its operations, after written notice from Parent or Parent Bank and a failure to cure such violation within thirty (30) days of said written notice;

                                             EXECUTION COPY


               (iii)  Executive's willful failure to
          substantially perform Executive's duties to Parent or Parent Bank, other than a failure resulting from Executive's incapacity because of physical or mental illness, as provided in subsection (d) of this Section 4, after written notice from Parent or Parent Bank and a failure to cure such violation within thirty (30) days of said written notice;

               (iv) Executive's intentional violation of the provisions of this Agreement, after written notice from Parent or Parent Bank and a failure to cure such violation within thirty (30) days of said written notice;

               (v)  dishonesty or gross negligence of the
          Executive in the performance of his duties;

               (vi) Executive's removal or prohibition from being an institutional affiliated party by a final order of an appropriate federal banking agency pursuant to Section 8(e) or 8(g) of the Federal Deposit Insurance Act or by the Office of the Comptroller of the Currency pursuant to national law;

               (vii) conduct by the Executive as determined by an affirmative vote of seventy five percent (75%) of the disinterested members of the Board of Directors of Parent or Parent Bank which brings public discredit to Parent or Parent Bank and which results or may be reasonably expected to result in material financial or other harm to the Parent or Parent Bank;

               (viii)  Executive's breach of fiduciary duty
          involving personal profit;

               (ix)  unlawful harassment by the Executive
          against employees, customers, business associates, contractors, or vendors of Parent or Parent Bank which results or may be reasonably expected to result in material liability to Parent or Parent Bank, as determined by an affirmative vote of seventy five percent (75%) of the disinterested independent members of the Board of Directors of Parent or Parent Bank, following an investigation of the claims by a third party unrelated to the Parent or Parent Bank chosen by the Executive, Parent and Parent Bank. If the Executive, Parent, and Parent Bank do not agree on said third party, then as chosen by an affirmative vote of seventy five percent (75%) of the disinterested independent members of the Board of Directors of the Parent;

               (x) the willful violation by the Executive of the provisions of Sections 9, 10, or 11 hereof,

                                             EXECUTION COPY


          after notice from the Parent or Parent Bank and a failure to cure such violation within thirty (30) days of said notice;

               (xi) the willful violation of any law, rule or regulation governing banks or bank officers or any final cease and desist order issued by a bank regulatory authority;

               (xii)  theft or abuse by Executive of the
          Parent's or Parent Bank's property or the property of Parent's or Parent Bank's customers, employees, contractors, vendors, or business associates;

               (xiii)  any act of fraud, misappropriation or
          personal dishonesty;

               (xiv)  insubordination as determined by an
          affirmative vote of seventy five percent (75%) of the Board of Directors of Parent or Parent Bank, after written notice from the Parent or Parent Bank and a failure to cure such violation within thirty (30) days of said written notice; or

               (xv)  the existence of any material conflict
          between the interests of the Parent or Parent Bank and the Executive that is not disclosed in writing by the Executive to the Parent and Parent Bank and approved in writing by the Boards of Directors of Parent and Parent Bank.

               (xvi)  Before taking any vote under subparagraphs
          (vii), (ix), or (xiv) above, all which require notice, Executive shall be entitled to appear before the Boards and present Executive's position as to any issues about which Executive has been notified by the Boards in writing. Such appearance shall be within a reasonable period of time following written notice to Executive of the issues but in no event longer than thirty (30) days after the date of said written notice.

          If this Agreement is terminated for Cause, all of Executive's rights under this Agreement shall cease as of the effective date of such termination, except for the rights under Paragraph 19 hereof with respect to arbitration.

     (c) Notwithstanding the provisions of Section 4(a) of this Agreement, this Agreement shall terminate automatically upon Executive's voluntary termination of employment (other than in accordance with Section 6 of this Agreement) for Good Reason. The term "Good Reason" shall mean (i) a reassignment which requires Executive to move his principal residence or his office more than fifty (50) miles from the Parent's and Parent Bank's principal executive office immediately prior to this Agreement, (ii) any

                                             EXECUTION COPY


          reduction in the Executive's Annual Base Salary as in effect on the date hereof or as the same may be increased from time to time, or (iii) any failure of Parent and Parent Bank to provide the Executive with benefits at least as favorable as those enjoyed by Parent Bank's senior officers unless such reduction is part of a reduction applicable to all senior officers.


          If such termination occurs for Good Reason, then Parent or Parent Bank shall pay Executive an amount equal to $14,208 times the number of full months remaining under this Agreement plus an additional $150,000, minus appropriate federal, state and local tax withholdings. In the event that Executive receives a payment under this Section 4(c), Executive shall not be entitled to any other payment under any other section of this Agreement nor shall he be entitled to any payment under the Consulting Agreement dated May 10, 2007 by and among Parent, Parent Bank, and Mr. Gerlach ("Consulting Agreement").

          Notwithstanding any other provision, in the event that Executive is determined to be a key employee as that term is defined in Section 409A of the Internal Revenue Code ("Code"), no payment that is determined to be deferred compensation subject to Section 409A of the Code shall be made until one day following six months from the date of separation of service as that term is defined in Section 409A of the Code.

          At the option of the Executive, exercisable by the Executive within ninety (90) days after the occurrence of the event constituting "Good Reason," the Executive may resign from employment under this Agreement by written notice (the "Notice of Termination") delivered to Parent and Parent Bank and the provisions of this
          Section 4(c) hereof shall thereupon apply.

     (d) In the event that Executive suffers a disability as defined in Section 409A of the Code or death, Executive's rights under this Agreement shall terminate immediately; provided, however, Parent and Parent Bank shall pay Executive or Executive's estate, whichever is appropriate, a lump sum equal to $14,208 times the number of full months remaining under this Agreement plus an additional $150,000 payable on the first anniversary of the Effective Date. In the event that Executive receives a payment under this Section 4(d), Executive shall not be entitled to any other payment under any other section of this Agreement nor shall he be entitled to any payment under the Consulting Agreement.

     (e) In the event that Executive terminates his employment without Good Reason as defined in Section 4(c), all of Executive's rights under this Agreement shall cease as of the effective date of such termination, except for the rights under Paragraph 19 hereof with respect to arbitration.

                                             EXECUTION COPY


     (f) Executive agrees that in the event his employment under this Agreement is terminated, Executive shall resign as a director of Parent and Parent Bank, or any affiliate or subsidiary thereof, if he is then serving as a director of any of such entities.

5.     EMPLOYMENT PERIOD COMPENSATION.

       (a) ANNUAL BASE SALARY. For services performed by Executive under this Agreement, Parent or Parent Bank shall pay Executive an Annual Base Salary during the Employment Term at the rate of $295,500.00 per year, minus applicable withholdings and deductions, payable at the same times as salaries are payable to other executive employees of Parent or Parent Bank.

       (b) PAID TIME-OFF. During the term of this Agreement, Executive shall be entitled to paid time off in accordance with the manner and amount provided under the paid time off plan currently in effect. Executive shall not be entitled to receive any additional compensation from Parent and Parent Bank for failure to take a vacation.

       (c) EMPLOYEE BENEFIT PLANS. During the term of this Agreement, Executive shall be entitled to participate in or receive the benefits of any employee benefit plan currently in effect at Parent and Parent Bank, subject to the terms of said plan, until such time that the Boards of Directors of Parent and Parent Bank authorize a change in such benefits. Parent and Parent Bank shall not make any changes in such plans or benefits which would adversely affect Executive's rights or benefits thereunder, unless such change occurs pursuant to a program applicable to all executive officers of Parent and Parent Bank and does not result in a proportionately greater adverse change in the rights of or benefits to Executive as compared with any other executive officer of Parent and Parent Bank. Nothing paid to Executive under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the salary payable to Executive pursuant to Section 5(a) hereof.

       (d) BUSINESS EXPENSES. During the term of this Agreement, Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by him, which are properly accounted for, in accordance with the policies and procedures established by the Boards of Directors of Parent and Parent Bank for their executive officers.

       (e) AUTOMOBILE. During the term of this Agreement, Parent and Parent Bank shall allow Executive to continue to use the company vehicle which he currently enjoys at the time he executes this Agreement.

                                             EXECUTION COPY


6.     TERMINATION OF EMPLOYMENT FOLLOWING CHANGE IN CONTROL.

       (a) If a Change in Control (as defined in Section 6(b) of this Agreement) shall occur then, at the option of Executive, exercisable by Executive within one hundred eighty (180) days of the Change in Control, the Executive may give notice of the intention to collect benefits under this Agreement by delivering written notice (the "Notice of Termination") to Parent and Parent Bank and the provisions of Section 7 of this Agreement shall apply.

       (b) As used in this Agreement, "Change in Control" shall mean: A change in control shall have occurred if the Board of Directors of Parent certifies that one of the following has occurred:

                 (i)  (A) a merger, consolidation or division
            involving Parent or Parent Bank, (B) a sale, exchange, transfer or other disposition of substantially all of the assets of Parent or Parent Bank, or (C) a purchase by Parent or Parent Bank of substantially all of the assets of another entity, unless such merger, consolidation, division, sale, exchange, transfer, purchase or disposition results in a majority of the members of the Board of Directors of the legal entity resulting from or existing after any such transaction and of the Board of Directors of such entity's parent corporation, if any, are former members of the Board of Directors of Parent or Parent Bank; or

                 (ii)  any "person" (as such term is used in
            Sections 13(d) and 14(d) of the Exchange Act), other than Parent or Parent Bank or any "person" who on the date hereof is a director or officer of Parent or Parent Bank is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Parent or Parent Bank representing thirty five (35%) percent or more of the total fair market value or combined voting power of Parent's or Parent Bank's then outstanding securities; or

                 (iii) during any period of one (1) year during the term of Executive's employment under this Agreement, individuals who at the beginning of such period constitute the Board of Directors of Parent or Parent Bank cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two thirds (2/3) of the directors then in office who were directors at the beginning of the period.

                                             EXECUTION COPY


7.     RIGHTS IN EVENT OF CHANGE IN CONTROL.

       (a) In the event that Executive delivers a Notice of Termination (as defined in Section 6(a) of this Agreement) to Parent and Parent Bank, Executive shall be entitled to receive the compensation and benefits set forth below:

            If a "Change in Control" (as defined in Section 6(b) of this Agreement) has also occurred and Executive's employment is terminated by either Executive, Parent or its successor, Parent and Parent Bank shall pay Executive a lump sum amount equal to $14,208 times the number of full months remaining under this Agreement plus an additional $150,000, minus appropriate federal, state and local tax withholdings. In the event that Executive receives a payment under this
            Section 7, Executive shall not be entitled to any other payment under any other section of this Agreement nor shall he be entitled to any payment under the Consulting Agreement.

            Notwithstanding any other provision, in the event that Executive is determined to be a key employee as that term is defined in Section 409A of the Code, no payment that is determined to be deferred compensation subject to Section 409A of the Code shall be made until one day following six months from the date of separation of service as that term is defined in
            Section 409A of the Code.

       (b) Executive shall not be required to mitigate the amount of any payment provided for in this Section 7 by seeking other employment or otherwise. Unless otherwise agreed to in writing, the amount of payment or the benefit provided for in this Section 7 shall not be reduced by any compensation earned by Executive as the result of employment by another employer or by reason of Executive's receipt of or right to receive any retirement or other benefits after the date of termination of employment or otherwise.


8.     RIGHTS IN EVENT OF TERMINATION OF EMPLOYMENT ABSENT CHANGE
       IN CONTROL.

       (a) In the event that Executive's employment is involuntarily terminated by Parent and/or Parent Bank without Cause and no Change in Control shall have occurred at the date of such termination, Parent and Parent Bank shall pay Executive an amount equal to $14,208 times the number of full months remaining under this Agreement plus an additional $150,000, minus appropriate federal, state and local tax withholdings. In the event that Executive receives a payment under this Section 8, Executive shall not be entitled to any other payment under any other section of this Agreement nor shall he be entitled to any payment under the Consulting Agreement.

                                             EXECUTION COPY


            Notwithstanding any other provision, in the event that Executive is determined to be a key employee as that term is defined in Section 409A of the Code, no payment that is determined to be deferred compensation subject to Section 409A of the Code shall be made until one day following six (6) months from the date of separation of service as that term is defined in
            Section 409A of the Code.

       (b) Executive shall not be required to mitigate the amount of any payment provided for in this Section 8 by seeking other employment or otherwise. Unless otherwise agreed to in writing, the amount of payment or the benefit provided for in this Section 8 shall not be reduced by any compensation earned by Executive as the result of employment by another employer or by reason of Executive's receipt of or right to receive any retirement or other benefits after the date of termination of employment or otherwise.

9.     COVENANT NOT TO COMPETE.

       (a) Executive hereby acknowledges and recognizes the highly competitive nature of the business of Parent and Parent Bank and accordingly agrees that, during and for the applicable period set forth in Section 9(c) hereof, Executive shall not, except as otherwise permitted in writing by the Parent and the Parent
            Bank:

            (i) be engaged, directly or indirectly, either for his own account or as agent, consultant, employee, partner, officer, director, proprietor, investor (except as an investor owning less than 5% of the stock of a publicly owned company) or otherwise of any person, firm, corporation or enterprise engaged in (1) the banking (including bank holding company) or financial services industry, or (2) any other activity in which Parent or Parent Bank or any of their subsidiaries are engaged during the Employment Period, in any county and contiguous county in which, at the date of termination of the Executive's employment, a branch location, office, loan production office, or trust or asset and wealth management office of Parent, Parent Bank, Pocono or any of their subsidiaries are located ("Non Competition Area");

            (ii) provide financial or other assistance to any person, firm, corporation, or enterprise engaged in
            (1) the banking (including bank holding company) or financial services industry, or (2) any other activity in which Parent, Parent Bank, Pocono or any of their subsidiaries are engaged during the Employment Period, in the Non Competition Area;

                                             EXECUTION COPY


            (iii) directly or indirectly solicit persons or entities who were customers or referral sources of Parent, Parent Bank, Pocono or their subsidiaries, to become a customer or referral source of a person or entity other than Parent, Parent Bank or their subsidiaries; or

            (iv) directly or indirectly solicit employees of Parent, Parent Bank, Pocono or their subsidiaries who were employed within two (2) years of Executive's termination of employment to work for anyone other than Parent, Parent Bank or their subsidiaries.

       (b) It is expressly understood and agreed that, although Executive and Parent and Parent Bank consider the restrictions contained in Section 9(a) hereof reasonable for the purpose of preserving for Parent and Parent Bank and their subsidiaries their good will and other proprietary rights, if a final judicial determination is made by a court having jurisdiction that the time or territory or any other restriction contained in Section 9(a) hereof is an unreasonable or otherwise unenforceable restriction against Executive, the provisions of Section 9(a) hereof shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such other extent as such court may judicially determine or indicate to be reasonable.

       (c) The provisions of this Section 9 shall be applicable, commencing on the date of this Agreement and ending on the third anniversary of the Effective Date.

10. UNAUTHORIZED DISCLOSURE. During the term of his employment hereunder, or at any later time, the Executive shall not, without the written consent of the Boards of Directors of Parent and Parent Bank or a person authorized thereby, knowingly disclose to any person, other than an employee of Parent or Parent Bank or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Executive of his duties as an executive of Parent and Parent Bank, any material confidential information obtained by him while in the employ of Parent and Parent Bank with respect to any of Parent's and Parent Bank's services, products, improvements, formulas, designs or styles, processes, customers, methods of business or any business practices the disclosure of which could be or will be damaging to Parent or Parent Bank; provided, however, that confidential information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by the Executive or any person with the assistance, consent or direction of the Executive) or any information of a type not otherwise considered confidential by persons engaged in the same business or a business similar to that conducted by Parent and Parent Bank or any information that must be disclosed as required by law.

                                             EXECUTION COPY


11. WORK MADE FOR HIRE. Any work performed by the Executive under this Agreement should be considered a "Work Made for Hire" as the phrase is defined by the U.S. patent laws and shall be owned by and for the express benefit of Parent, Parent Bank and their subsidiaries and affiliates. In the event it should be established that such work does not qualify as a Work Made for Hire, the Executive agrees to and does hereby assign to Parent, Parent Bank, and their affiliates and subsidiaries, all of his rights, title, and/or interest in such work product, including, but not limited to, all copyrights, patents, trademarks, and propriety rights.

12. RETURN OF COMPANY PROPERTY AND DOCUMENTS. The Executive agrees that, at the time of termination of his employment, regardless of the reason for termination, he will deliver to Parent, Parent Bank and their subsidiaries and affiliates, any and all company property, including, but not limited to, keys, security codes or passes, mobile telephones, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, software programs, equipment, other documents or property, or reproductions of any of the aforementioned items developed or obtained by the Executive during the course of his employment.

13. LIABILITY INSURANCE. Parent and Parent Bank shall obtain liability insurance coverage for the Executive under an insurance policy with similar terms as that which is currently covering officers and directors of Parent and Parent Bank against lawsuits, arbitrations or other legal or regulatory proceedings.

14. NOTICES. Except as otherwise provided in this Agreement, any notice required or permitted to be given under this Agreement shall be deemed properly given if in writing and if mailed by registered or certified mail, postage prepaid with return receipt requested, to Executive's residence, in the case of notices to Executive, and to the principal executive offices of Parent and Parent Bank, in the case of notices to Parent and Parent Bank.

15. WAIVER. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Executive and an executive officer specifically designated by the Boards of Directors of Parent and Parent Bank. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

16. ASSIGNMENT. This Agreement shall not be assignable by any party, except by Parent and Parent Bank to any successor in interest to their respective businesses.

17. ENTIRE AGREEMENT. This Agreement supersedes any and all agreements, either oral or in writing, between the parties with respect to the employment of the Executive by the Parent Bank

                                             EXECUTION COPY


and/or Parent and this Agreement contains all the covenants and agreements between the parties with respect to employment.

18.    SUCCESSORS; BINDING AGREEMENT.

       (a) Parent and Parent Bank will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the businesses and/or assets of Parent and Parent Bank to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Parent and Parent Bank would be required to perform it if no such succession had taken place. Failure by Parent and Parent Bank to obtain such assumption and agreement prior to the effectiveness of any such succession shall constitute a breach of this Agreement and the provisions of Section 7 of this Agreement shall apply. As used in this Agreement, "Parent" and "Parent Bank" shall mean Parent and Parent Bank, as defined previously and any successor to their respective businesses and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.

       (b) This Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, heirs, distributees, devisees and legatees. If Executive should die after a Notice of Termination is delivered by Executive, or following termination of Executive's employment without Cause, and any amounts would be payable to Executive under this Agreement if Executive had continued to live, all such amounts shall be paid in accordance with the terms of this Agreement to Executive's devisee, legatee, or other designee, or, if there is no such designee, to Executive's estate.

19. ARBITRATION. Parent, Parent Bank and Executive recognize that in the event a dispute should arise between them concerning the interpretation or implementation of this Agreement, lengthy and expensive litigation will not afford a practical resolution of the issues within a reasonable period of time. Consequently, each party agrees that all disputes, disagreements and questions of interpretation concerning this Agreement (except for any enforcement sought with respect to Sections 9, 10, 11 or 12 which may be litigated in court, including an action for injunction or other relief) are to be submitted for resolution, in Berwick, Pennsylvania, to the American Arbitration Association (the "Association") in accordance with the Association's National Rules for the Resolution of Employment Disputes or other applicable rules then in effect ("Rules"). Parent, Parent Bank or Executive may initiate an arbitration proceeding at any time by giving notice to the other in accordance with the Rules. Parent, Parent Bank and Executive may, as a matter of right, mutually agree on the appointment of a particular arbitrator from the Association's pool. The arbitrator shall not be bound by the rules of evidence and procedure of the courts of the Commonwealth of Pennsylvania but shall be bound by the substantive law applicable to this

                                             EXECUTION COPY


       Agreement. The decision of the arbitrator, absent fraud, duress, incompetence or gross and obvious error of fact, shall be final and binding upon the parties and shall be enforceable in courts of proper jurisdiction. Following written notice of a request for arbitration, Parent, Parent Bank and Executive shall be entitled to an injunction restraining all further proceedings in any pending or subsequently filed litigation concerning this Agreement, except as otherwise provided herein or any enforcement sought with respect to Sections 9, 10, 11 or 12 of this Agreement, including an action for injunction or other relief.

20. VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

21. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the domestic, internal laws of the Commonwealth of Pennsylvania, without regard to its conflicts of laws principles.

22. HEADINGS. The section headings of this Agreement are for convenience only and shall not control or affect the meaning or construction or limit the scope or intent of any of the provisions of this Agreement.

       IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


ATTEST:                       FIRST KEYSTONE CORPORATION

______________________        By________________________
                                 J. Gerald Bazewicz
                                 President and Chief
                                 Executive Officer


                              FIRST KEYSTONE NATIONAL BANK

______________________        By___________________________
                                 J. Gerald Bazewicz
                                 President and Chief
                                 Executive Officer

WITNESS:                      EXECUTIVE

______________________        _____________________________
                                 John G. Gerlach

                                             EXECUTION COPY


                             ANNEX C
                             _______

                       CONSULTING AGREEMENT
                       ____________________

       THIS AGREEMENT is made as of the 10th day of May, 2007, between FIRST KEYSTONE CORPORATION ("Parent"), a Pennsylvania business corporation, FIRST KEYSTONE NATIONAL BANK ("Parent Bank"), a national banking association and John G. Gerlach ("Consultant"), an individual residing in Pennsylvania.

                           WITNESSETH:
                           ___________

       WHEREAS, Parent is a registered bank holding company;

       WHEREAS, Parent Bank is a subsidiary of the Parent;

       WHEREAS, Parent, Parent Bank, and Pocono Community Bank
("Pocono"), entered into an Agreement and Plan of Merger dated
May 10, 2007 ("Merger Agreement"), wherein Pocono will merge into Parent Bank;

       WHEREAS, Consultant is the President and Chief Executive
Officer of Pocono;

       WHEREAS, Parent, Parent Bank and Consultant entered into an employment agreement dated May 10, 2007 ("Employment Agreement") for a one year period commencing on the Effective Date (as defined in the Merger Agreement) and terminating one year later
("Employment Term");

       WHEREAS, as inducement for Parent and Parent Bank to enter into the Merger Agreement, Consultant has agreed to further assist with the integration of Pocono into Parent Bank by acting as a consultant to Parent and Parent Bank for a one year period commencing on the first anniversary date of the Effective Date and terminating one year later;

       WHEREAS, contingent upon Consultant's employment not being terminated by any party prior to the expiration of the Employment Term and provided that Consultant does not receive any payments under Sections 4(c), 4(d), 7 or 8 of the Employment Agreement, Parent and Parent Bank desire to retain Consultant to serve in the capacity of consultant under the terms and conditions set forth herein;

       WHEREAS, Consultant desires to serve the Parent and Parent
Bank under the terms and conditions set forth herein;

                                             EXECUTION COPY


                            AGREEMENT:
                            __________

       NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1. CONSULTANT RELATIONSHIP. Parent and Parent Bank hereby engage Consultant and Consultant hereby agrees to serve
       Parent and Parent Bank, under the terms and conditions set forth in this Agreement.

2. DUTIES OF CONSULTANT. Consultant shall perform and discharge well and faithfully such duties as consultant as necessary. Consultant agrees to be available at least ten
       (10) days per month, or such other amount of time which the parties mutually agree, to assist Parent and Parent Bank with the operations and continued integration of Pocono into Parent Bank.

3. TERM OF AGREEMENT. Provided that Consultant has fully completed the Employment Term of the Employment Agreement and has not received a payment under Sections 4(c), 4(d), 7, or 8 of the Employment Agreement, this Agreement shall commence on the first anniversary of the Effective Date (as defined in the Merger Agreement) and end one year later ("Consulting Term"). In the event Parent or Parent Bank terminates this Agreement prior to the expiration of the Consulting Term, Consultant shall be entitled to the remainder of the compensation due under Section 4 of this Agreement unless such termination is a result of Consultant's violation of the unauthorized disclosure provisions of this Agreement (Section 5) or a violation of the covenant not to compete provisions of this Agreement (Section 6).

4.     COMPENSATION.  Parent and Parent Bank shall pay Consultant
       $150,000 for his services under this Agreement, payable in bi weekly installments.

5. UNAUTHORIZED DISCLOSURE. During the Consulting Term, or at any later time, the Consultant shall not, without the written consent of the President and Chief Executive Officer of the Parent and Parent Bank or a person authorized thereby, knowingly disclose to any person, other than an employee of Parent or Parent Bank or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Consultant of his duties, any material confidential information obtained by him while performing services for the Parent and Parent Bank with respect to any of Parent's and Parent Bank's services, products, improvements, formulas, designs or styles, processes, customers, methods of business or any business practices the disclosure of which could be or will be damaging to Parent or Parent Bank; provided, however, that confidential information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by the Consultant or any person with the assistance, consent or direction of the Consultant) or any information of a type not otherwise considered confidential by persons engaged in the same

                                             EXECUTION COPY


       business or a business similar to that conducted by Parent and Parent Bank or any information that must be disclosed as required by law.

6.     COVENANT NOT TO COMPETE.

       (a) Consultant hereby acknowledges and recognizes the highly competitive nature of the business of Parent and Parent Bank and accordingly agrees that, during and for the applicable period set forth in Section 6(c) hereof, Consultant shall not, except as otherwise permitted in writing by the Parent and the Parent
            Bank:

            (i) be engaged, directly or indirectly, either for his own account or as agent, consultant, employee, partner, officer, director, proprietor, investor (except as an investor owning less than 5% of the stock of a publicly owned company) or otherwise of any person, firm, corporation or enterprise engaged in (1) the banking (including bank holding company) or financial services industry, or (2) any other activity in which Parent or Parent Bank or any of their subsidiaries are engaged during the Consulting Term, in any county and contiguous county in which, during the Consulting Term, a branch location, office, loan production office, or trust or asset and wealth management office of Parent, Parent Bank, Pocono or any of their subsidiaries are located ("Non Competition Area");

            (ii) provide financial or other assistance to any person, firm, corporation, or enterprise engaged in
            (1) the banking (including bank holding company) or financial services industry, or (2) any other activity in which Parent, Parent Bank, Pocono or any of their subsidiaries are engaged during the Consulting Term, in the Non Competition Area;

            (iii) directly or indirectly solicit persons or entities who were customers or referral sources of Parent, Parent Bank, Pocono, or their subsidiaries to become a customer or referral source of a person or entity other than Parent, Parent Bank or their subsidiaries; or

            (iv) directly or indirectly solicit employees of Parent, Parent Bank, Pocono or their subsidiaries who were employed within three (3) years of the expiration of the Consulting Term to work for anyone other than Parent, Parent Bank or their subsidiaries.

       (b)  It is expressly understood and agreed that, although
            Consultant and Parent and Parent Bank consider the restrictions contained in Section 6(a) hereof reasonable for the purpose of preserving for Parent

                                             EXECUTION COPY


            and Parent Bank and their subsidiaries their good will and other proprietary rights, if a final judicial determination is made by a court having jurisdiction that the time or territory or any other restriction contained in Section 6(a) hereof is an unreasonable or otherwise unenforceable restriction against Consultant, the provisions of Section 6(a) hereof shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such other extent as such court may judicially determine or indicate to be reasonable.

       (c) The provisions of this Section 6 shall be applicable, commencing on the date of this Agreement and ending on the third anniversary of the Effective Date.

7. WORK MADE FOR HIRE. Any work performed by the Consultant under this Agreement should be considered a "Work Made for Hire" as the phrase is defined by the U.S. patent laws and shall be owned by and for the express benefit of Parent, Parent Bank and their subsidiaries and affiliates. In the event it should be established that such work does not qualify as a Work Made for Hire, Consultant agrees to and does hereby assign to Parent, Parent Bank, and their affiliates and subsidiaries, all of his rights, title, and/or interest in such work product, including, but not limited to, all copyrights, patents, trademarks, and propriety rights.

8. RETURN OF COMPANY PROPERTY AND DOCUMENTS. Consultant agrees that, at the time of termination of this Agreement, regardless of the reason for termination, he will deliver to Parent, Parent Bank and their subsidiaries and affiliates, any and all company property, including, but not limited to, keys, security codes or passes, mobile telephones, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, software programs, equipment, other documents or property, or reproductions of any of the aforementioned items developed or obtained by the Consultant during the course of this Agreement.

9. NOTICES. Except as otherwise provided in this Agreement, any notice required or permitted to be given under this Agreement shall be deemed properly given if in writing and if mailed by registered or certified mail, postage prepaid with return receipt requested, to Consultant's residence, in the case of notices to Consultant, and to the principal executive offices of Parent and Parent Bank, in the case of notices to Parent and Parent Bank.

10. WAIVER. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Consultant and the President and Chief Executive Officer of the Parent Bank. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

                                             EXECUTION COPY


11. ASSIGNMENT. This Agreement shall not be assignable by any party, except by Parent and Parent Bank to any successor in interest to their respective businesses.

12. ENTIRE AGREEMENT. This Agreement supersedes any and all agreements, either oral or in writing, between the parties regarding Consultant's consulting services and contains all the covenants and agreements between the parties with respect to the consulting arrangement.

13. VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

14. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the domestic, internal laws of the Commonwealth of Pennsylvania, without regard to its conflicts of laws principles.

15. HEADINGS. The section headings of this Agreement are for convenience only and shall not control or affect the meaning or construction or limit the scope or intent of any of the provisions of this Agreement.

       IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


ATTEST:                       FIRST KEYSTONE CORPORATION

______________________        By  _________________________
                                  J. Gerald Bazewicz
                                  President and Chief
                                  Executive Officer


                              FIRST KEYSTONE NATIONAL BANK

______________________        By  _________________________
                                  J. Gerald Bazewicz
                                  President and Chief
                                  Executive Officer

WITNESS:                      CONSULTANT

______________________        _____________________________
                                  John G. Gerlach

                                             EXECUTION COPY


                             ANNEX D
                             _______

                                        ____________, 2007

First Keystone Corporation
11 West Front Street
Berwick, PA 18603

Ladies and Gentlemen:

       I have been advised that I may be deemed an "affiliate" of Pocono Community Bank, a Pennsylvania banking institution ("Pocono"), as "affiliate" is defined in Rule 144 and used in Rule 145 promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"). I understand that pursuant to the terms of the Agreement and Plan of Merger, dated as of _______________ (the "Agreement"), among First Keystone Corporation, a Pennsylvania corporation ("Parent"), First Keystone National
Bank ("Parent Bank") and Pocono, Pocono plans to merge with and into Parent Bank (the "Merger").

       I further understand that as a result of the Merger, I will be entitled to receive shares of common stock, par value $2.00 per share, of Parent ("Parent Common Stock") in exchange for shares of common stock, par value $2.50 per share, of Pocono ("Pocono Common Stock").

       I have carefully read this letter and reviewed the Agreement, discussed its requirements and other applicable limitations upon my ability to sell, transfer or otherwise dispose of Parent Common Stock, to the extent I felt necessary, with my counsel or counsel for Pocono.

       I represent, warrant and covenant with and to Parent with respect to the shares of Parent Common Stock I receive as a result of the Merger:

       I shall not make any sale, transfer or other disposition of such shares of Parent Common Stock unless (i) such sale, transfer or other disposition has been registered under the Securities Act, (ii) such sale, transfer or other disposition is made in conformity with the provisions of Rule 145 under the Securities Act or (iii) in the opinion of counsel in form and substance reasonably satisfactory to Parent or under a "no action" letter obtained by me from the staff of the SEC, such sale, transfer or other disposition will not violate the registration requirements of, or is otherwise exempt from registration under, the Securities Act.

                                             EXECUTION COPY


First Keystone Corporation
Page 2
____________, 2007



       I understand that Parent is under no obligation to register the sale, transfer or other disposition of shares of Parent
Common Stock by me or on my behalf under the Securities Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

       I understand that stop transfer instructions will be given to Parent's transfer agent with respect to shares of Parent Common Stock issued to me as a result of the Merger and that there will be placed on the certificates for such shares, or any substitutions therefor, a legend stating in substance:

       "The shares represented by this certificate were issued as a result of the merger of Pocono Community Bank with and into First Keystone Corporation, on _________, 2007 in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares represented by this certificate may be transferred only in accordance with the terms of a letter agreement between the registered holder hereof and First Keystone Corporation, a copy of which agreement is on file at the principal offices of First Keystone Corporation."

       I understand that, unless transfer by me of the Parent Common Stock issued to me as a result of the Merger has been registered under the Securities Act or such transfer is made in conformity with the provisions of Rule 145(d) under the Securities Act, Parent reserves the right, in its sole discretion, to place the following legend on the certificates issued to my transferee.

       "The shares represented by this certificate have not been registered under the Securities Act of 1933 and were acquired from [SHAREHOLDER] who, in turn, received such shares as a result of the merger of Pocono Community Bank with and into First Keystone Corporation on ___________, 2007 in a transaction to which Rule 145 under the Securities Act of 1933 applies. The shares have been acquired by the holder not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933 and may not be offered, sold, pledged or

                                             EXECUTION COPY


First Keystone Corporation
Page 3
______________, 2007



       otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

       It is understood and agreed that the legends set forth above shall be removed by delivery of substitute certificates without such legends if I shall have delivered to Parent (i) a copy of a "no action" letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Parent, to the effect that such legend is not required for purposes of the Securities Act, or (ii) evidence or representations satisfactory to Parent that the Parent Common Stock represented by such certificates is being or has been sold in conformity with the provisions of Rule 145(d).

       I further understand and agree that the provisions of Rule 145 shall apply to all shares of Parent Common Stock that (i) my spouse, (ii) any relative of mine or my spouse occupying my home, (iii) any trust or estate in which I, my spouse or any such relative owns at least a 10% beneficial interest or of which any of us serves as trustee, executor or in any similar capacity and (iv) any corporation or other organization in which I, my spouse or any such relative owns at least 10% of any class of equity securities or of the equity interest, receives as a result of the Merger and I further represent, warrant and covenant with and to Parent that I will have, and will cause each of such persons to have, all shares of Pocono Common Stock owned, other than shares held through tax qualified retirement or benefit plans, by me or such persons registered in my name or the name of such persons, as applicable, prior to the effective date of the Merger and not in the name of any bank, broker or dealer, nominee or clearing house.

       By acceptance hereof, Parent agrees, for a period of one year after the Effective Time (as defined in the Agreement) that, so long as it is obligated to file reports pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, it will use its reasonable best efforts to timely file such reports so that the public information requirements of Rule 144(c) promulgated under the Securities Act are satisfied and the resale provisions of Rule 145(d)(1) and (2) are therefor available to me in the event I desire to transfer any Parent Common Stock issued to me in the Merger.

       It is understood and agreed that this letter shall terminate and be of no further force and effect if the Agreement is terminated in accordance with its terms.

                                             EXECUTION COPY


First Keystone Corporation
Page 4
__________, 2007



       Execution of this letter should not be construed as an admission on my part that I am an "affiliate" of Pocono as described in the first paragraph of this letter or as a waiver of any rights I might have to object to any claim that I am such an affiliate on or after the date of this letter.


                                Very truly yours,


                                ________________________
                                Name:



Acknowledged this ______ day of ____________, 2007.

FIRST KEYSTONE CORPORATION


By:


[name]
[title]

                                             EXECUTION COPY


                             ANNEX E
                             _______

                     FORM OF VOTING AGREEMENT


                                        ____________, 2007

Pocono Community Bank
559 Main Street
Stroudsburg, PA 18360

First Keystone Corporation
111 West Front Street
Berwick, PA 18603

Ladies and Gentlemen:

       First Keystone Corporation ("Parent"), First Keystone National Bank ("Parent Bank") and Pocono Community Bank ("Pocono") have entered into an Agreement and Plan of Merger dated as of May _____, 2007 (the "Agreement") whereby Pocono will merge with and into Parent Bank (the "Merger") and shareholders of Pocono will receive shares of Parent common stock or cash or a combination of such stock and cash equal to $16.10 for each share of Pocono common stock owned on the closing date of the Merger. All defined terms used but not defined herein shall have the meanings ascribed thereto in the Agreement.

       A condition to Parent's obligations under the Agreement is that I execute and deliver this Letter Agreement to Parent.

       Intending to be legally bound hereby, I irrevocably agree and represent as follows:

            (a) I agree to vote or cause to be voted for approval and adoption of the Agreement and the transactions contemplated thereby and for a one (1) year extension of the final exercise date for Pocono Warrants at the Pocono shareholder meeting all shares of Pocono common stock over which I have or share voting power, individually or, to the extent of my proportionate interest, jointly with other persons, and will use my reasonable best efforts to cause any shares of Pocono common stock over which I share voting power to be voted for approval and adoption of the Agreement and the transactions contemplated thereby. Beneficial ownership shall have the meaning assigned to it under the Securities Exchange Act of 1934. I agree to vote all shares for which I am a Trustee of a voting trust for approval and adoption of the Agreement and the transactions contemplated thereby.

            (b) I agree not to offer, sell, transfer or otherwise dispose of, or to permit the offer, sale, transfer or other disposition of, any shares of Pocono common stock over which I have sole or shared voting power and beneficial ownership, except to the extent

                                             EXECUTION COPY


Pocono Community Bank
First Keystone Corporation
Page 2
____________, 2007



that I may be permitted under law to make charitable gifts or as permitted by paragraph (g) hereof.

            (c) I have sole or shared beneficial ownership over the number of shares of Pocono common stock, and hold stock options for the number of shares of Pocono common stock, if any, set forth below opposite my name below.

            (d) I agree that Pocono shall not be bound by any attempted sale of any shares of Pocono common stock over which I have sole voting power, and Pocono's transfer agent shall be given appropriate stop transfer orders and shall not be required to register any such attempted sale, unless the sale has been effected in compliance with the terms of this Letter Agreement.

            (e) I agree that, I shall not exercise any options to purchase common stock or any warrants to purchase common stock after the date hereof provided, however, that if (i) the shareholders of Pocono do not approve a one (1) year extension of the final exercise date for the Pocono Warrants at the Pocono shareholders meeting to be held to approve the Agreement, and
(ii) the Effective Date, as defined in the Agreement, is selected to be on or after November 9, 2007, then I shall have the right to exercise any warrants to purchase Pocono common stock.

            (f) I represent that I have the capacity to enter into this Letter Agreement and that it is a valid and binding obligation enforceable against me in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors' rights and general equitable principles.

            (g) I may transfer any or all of the shares of Pocono common stock over which I have sole or shared beneficial ownership to my spouse, ancestors or descendants; provided, however, that in any such case, prior to and as a condition to the effectiveness of such transfer, each person to which any of such shares or any interest in any of such shares is or may be transferred shall have executed and delivered to Parent an agreement to be bound by the terms of this Letter Agreement. In addition, I may sell, transfer or assign shares of Pocono common stock to the extent and on behalf of trusts or estates of which I am not a beneficiary in order to comply with fiduciary obligations or legal requirements, except for shares held in a voting trust.

            I am signing this Letter Agreement solely in my capacity as a shareholder of Pocono, and as an optionholder and/or warrantholder if I am an optionholder and/or warrant holder,

                                             EXECUTION COPY


Pocono Community Bank
First Keystone Corporation
Page 3
______________, 2007



and not in any other capacity, such as a director or officer of Pocono or as a fiduciary of any trusts in which I am not a beneficiary, except for voting trusts. Notwithstanding anything herein to the contrary: (a) I make no agreement or understanding herein in any capacity other than in my capacity as a beneficial owner of Pocono common stock and (b) nothing herein shall be construed to limit or affect any action or inaction by me or any of my representatives, as applicable, serving on Pocono's Board of Directors or as an officer of Pocono, acting in my capacity as a director, officer or fiduciary of Pocono or as fiduciary of any trust of which I am not a beneficiary, except for voting trusts.

       This Letter Agreement shall be effective upon acceptance by Parent.

       This Letter Agreement shall terminate and be of no further force and effect concurrently with, and automatically upon, the earlier to occur of (a) the consummation of the Merger, (b)
April 30, 2008 and (c) any termination of the Agreement in accordance with its terms, except that any such termination shall be without prejudice to Parent's rights arising out of my willful breach of any covenant or representation contained herein.

                                Very truly yours,



                                [Name]

Number of Shares, and Shares Subject to Stock Options, Held:

Shares:
______

       [      shares held individually]

Options:
_______

Acknowledged and Agreed:

POCONO COMMUNITY BANK


By: ______________________
    John G. Gerlach
    President

                                             EXECUTION COPY


Pocono Community Bank
First Keystone Corporation
Page 4
_______________, 2007



FIRST KEYSTONE CORPORATION


By: _______________________
    J. Gerald Bazewicz
    Chief Executive Officer

                                             EXECUTION COPY


                             ANNEX F
                             _______

      FORM OF NON-COMPETITION AND NON-SOLICITATION AGREEMENT

       This Non-Competition and Non-Solicitation Agreement (this "Agreement") is entered into as of this____ day of ________, 2007, by and between First Keystone Corporation ("Parent") and undersigned director (the "Director") of Pocono Community Bank ("Pocono").

       WHEREAS, Parent contemplates the consummation of a merger
(the "Merger") pursuant to an Agreement and Plan of Merger dated as of _______________, 2007 by and between Parent and Pocono
(the "Merger Agreement"); and

       WHEREAS, the Director is a well respected business person in the Monroe County business community and counties contiguous thereto and acknowledges that his or her position with Pocono gives Pocono significant presence in that community and is an important factor in Pocono's ability to attract customers; and

       WHEREAS, as a condition to Parent's willingness to enter into the Merger Agreement, Parent wants to protect Pocono's community relationships by requiring that the Director execute this Agreement;

       NOW, THEREFOR, in consideration of the premises and covenants contained in this Agreement and intending to be legally bound hereby, the parties agree as follows:

       1.   Term.

       This Agreement will commence on the Effective Date of the Merger as defined in the Merger Agreement and end on the second anniversary of such date (the "Term").

       2.   Non-Competition.

       (a) For purposes of this Agreement, the term "Competitive Enterprise" means any bank holding company or insured depository institution, including an institution in the organizational stage or in the process of applying for or receiving appropriate regulatory approval, including, without limitation, any federal or state chartered bank, savings bank or savings and loan association.

       (b)  During the Term, the Director shall not:

            (i) accept a position as director or employee of any Competitive Enterprise that is located in Monroe
            County and counties contiguous thereto during the Term.

            (ii) directly or indirectly acquire an ownership interest in a Competitive Enterprise that enables the

                                             EXECUTION COPY


            Director to, directly or indirectly, in a substantial manner, control, direct, influence, affect for impact the operations, services or business activities of the Competitive Enterprise in Monroe County and counties contiguous thereto during the Term, provided, however, that this restriction shall not apply to the direct or indirect beneficial ownership of up to Three Percent (3%) of a class of securities of a Competitive Enterprise, so long as the Director is not a director or office of such Competitive Enterprise.

       3.   Non-Solicitation.

       During the Term, the Director shall not:

       (a) Directly or indirectly, for the purpose of selling any product or service that competes with a product or service offered by Pocono or its present subsidiaries or affiliates, solicit, divert, or entice any customer of Pocono to transfer such business to a Competitive Enterprise. Provided, however, that any business activity or business pursuit that is currently undertaken or provided by a director or his or her controlled entities or affiliates shall not be deemed a Competitive Enterprise or a violation of this Agreement. In addition, this Agreement shall not prohibit a director or his or her controlled entities or affiliates from providing any service or product that he or she or his or her controlled entities or affiliates has provided prior to the date hereof or that may be provided in the future as part of the Director's or his or her controlled entities' or affiliates' historical business pursuits.

       (b) Employ or assist in employing any present employee of Pocono or its subsidiaries to perform services for any Competitive Enterprise.

       (c) Directly or indirectly, make any oral or written statement, comments or other communications that impugns or is intended to impugn, disparage or otherwise malign the reputation, ethics, competency, morality or qualifications of Pocono or Parent or any of their current or former directors, officers, employees or customers.

       4.   Confidentiality.

       (a) For purposes of this Agreement, "Proprietary Information" shall mean any information relating to the business of Pocono or any of its present subsidiaries that has not previously been publicly released by Pocono or their representatives, and shall include, but shall not be limited to, information encompassed in all marketing and business plans, financial information, fees, pricing information, customer and client lists and relationships between Pocono and its customers and clients and others who have business dealings with Pocono.

       (b) The Director agrees to maintain the confidentiality of all Proprietary Information that has been disclosed to the Director in the course of his service as a director of

                                             EXECUTION COPY


       Pocono, on or before the date of consummation of the Merger. The Director shall not, without written authorization from Parent, use for the Director's benefit or purposes, nor disclose to others, at any time during the Term, any Proprietary Information. This prohibition shall not apply after the Proprietary Information has been voluntarily disclosed to the public, independently developed and disclosed by others, or otherwise enters the public domain through lawful means.

       5.   Remedies.

       In addition to any other rights and remedies Parent may have if the Director violates this Agreement, the Director agrees that a breach or threatened breach by the Director of his or her covenants set out in Sections 2 and 3 of this Agreement is likely to cause Pocono and Parent as its successor irreparable injury and damage, and the Director hereby expressly agrees that Pocono and Parent as its successor shall be entitled to the remedies of injunction, specific performance and other equitable relief to prevent a breach or threatened breach of Sections 2 and 3 of this Agreement by the Director. This provision shall not, however, be construed as a waiver of any of the remedies which the Corporation may have for damages or otherwise.

       6.   Successors, Assigns, Etc.

       This Agreement shall be binding upon, and shall inure to the benefit of, Parent and its successors and assigns.

       7.   Governing Law.

       This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to its conflicts of laws principles.

       IN WITNESS WHEREOF, Parent and the Director hereto have executed this Agreement to be effective as of the Effective Date of the Merger.


       FIRST KEYSTONE CORPORATION

       By: _________________________
           J. Gerald Bazewicz
           Chief Executive Officer


       DIRECTOR

       _____________________________

                                             EXECUTION COPY


                             ANNEX G
                             _______

         STOCK OPTION AND WARRANT CANCELLATION AGREEMENT

       In connection with the Agreement and Plan of Merger, dated as of May ___, 2007 (the "Merger Agreement"), among First Keystone Corporation ("Parent"), First Keystone National Bank ("Parent Bank") and Pocono Community Bank ("Pocono"), under which Pocono will merge with and into Parent Bank and pursuant to Section 3.8 of the Merger Agreement by which Option Consideration and Warrant Consideration will be paid, I hereby agree that upon receipt by me of Option Consideration and/or Warrant Consideration as provided in Section 3.8 of the Merger Agreement (minus any applicable withholding taxes), for the number of Pocono Options and/or Pocono Warrants I hold at the Effective Time, any and all Pocono Options and/or all Pocono Warrants between Pocono and me shall be cancelled, terminated, and of no further force or effect as of the Effective Time. Further, I hereby agree that upon receipt of the Option Consideration and/or Warrant Consideration that I shall have no right, and hereby expressly waive any rights, to Pocono Common Stock, Parent Common Stock, the Exchange Ratio or the Price Per Share as defined in the Merger Agreement.

       The terms of this Agreement shall have the definitions and meanings as provided in the Agreement.

       IN WITNESS WHEREOF, in consideration of the parties entering into the Merger Agreement, and intending to be legally bound hereby I have executed this Agreement this ____day of May, 2007.



                              _____________________________
                              Name


Acknowledged and Agreed:

POCONO COMMUNITY BANK


By: ___________________
    John G. Gerlach,
    President

FIRST KEYSTONE CORPORATION


By: ___________________
    J. Gerald Bazewicz,
    President and
    Chief Executive Officer

                                             EXECUTION COPY


                             ANNEX H
                             _______

                 POCONO OPTION AND WARRANT HOLDER
                       STANDSTILL AGREEMENT

       I hereby agree not to exercise any Pocono Options, Pocono Warrants or any other Rights to purchase Pocono Community Bank Common Stock that I have, hold, own, acquire, control, or may have beneficial or legal ownership of or rights over, from date of this Agreement until the earlier of the termination of the Agreement and Plan of Merger among First Keystone Corporation, First Keystone National Bank, and Pocono Community Bank dated as of May __, 2007 ("the Merger Agreement") or the day before the expiration date of such Pocono Option, Pocono Warrant or Right in accordance with its terms and as it may be amended.

       I hereby agree to a one (1) year extension of the expiration date of my Pocono Warrant to November 21, 2008, subject to shareholder approval.

       All capitalized terms used herein are the same as defined in the Merger Agreement unless otherwise defined.

       IN WITNESS WHEREOF, in consideration of the parties entering into the Merger Agreement, and intending to be legally bound hereby I have executed this Agreement this ____ day of May, 2007.


                              _____________________________
                              Name


Acknowledged and Agreed:

POCONO COMMUNITY BANK



By: __________________
    John G. Gerlach,
    President

FIRST KEYSTONE CORPORATION



By: __________________
    J. Gerald Bazewicz,
    President and
    Chief Executive Officer